UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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National Storage Affiliates Trust
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NATIONAL STORAGE
AFFILIATES

NSASTORAGE.COM

REVENUE OPTIMIZATION
CUSTOMER CARE CENTER
WEB & IN-STORE EXPERIENCES
OPERATIONAL EFFICIENCIES
DIGITAL MARKETING

NOTICE OF 2025

ANNUAL MEETING OF
SHAREHOLDERS &
PROXY STATEMENT

LEVERAGING AI & TECHNOLOGY TO DELIVER
EXCELLENCE AT EVERY TOUCHPOINT

Dear fellow shareholders:

This year marks the 10th anniversary of our IPO. We’ve grown tremendously as a company over the past decade, and in 2024 we were focused on positioning National Storage Affiliates to thrive in 2025 and beyond. While the fundamental environment has been challenging for the self storage sector due to elevated supply and muted transitory demand from historically low home sales, we focused on improvements to our operating platform and optimal capital deployment.

In 2024, we:

•Internalized our participating regional operator ("PRO") structure, which provides many benefits including: G&A savings, synergies from operational scalability, brand flexibility, pricing on a centralized platform, and a further broadening of our portfolio optimization strategy;
•Sold non-core assets and utilized proceeds to retire debt and acquire assets with better long-term growth prospects;
•Contributed properties to a new joint venture to better fund revenue-enhancing capital expenditures and access capital to buy back common shares; and
•Enhanced technology and customer platforms to improve operational efficiency and internal growth performance.

It was a very focused and busy year for our team and we appreciate the hard work and dedication of our over 1,400 employees. We remain diligently focused in 2025 on realizing the expected accretion that was contemplated from the internalization of the PRO structure and steadfast in our commitment to drive value for our shareholders and all stakeholders.

Our commitment to board refreshment was an additional milestone in 2024, as we welcomed a new independent trustee, Warren Allan, to our Board of Trustees in August, in conjunction with the resignation of trustee Mark Van Mourick. In February of this year, one of our current trustees, Rebecca Steinfort, informed the Board that she will not be standing for re-election at our 2025 annual meeting of shareholders, at which time the size of the board will decrease from 12 to 11 trustees.

We hope this summary will be helpful as you consider your vote ahead of our 2025 annual meeting of shareholders, which will be held virtually on Monday, May 12, 2025 at 11:00 a.m., mountain daylight time. We are pleased to invite you to attend that meeting and, in all events, we encourage you to have your say in our governance and direction by voting your shares.

Thank you for your continued support and investment in National Storage Affiliates.

Tamara D. Fischer Executive Chairperson	David G. Cramer President, Chief Executive Officer and Trustee

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 12, 2025
To the Shareholders of National Storage Affiliates Trust:
We invite you to attend the 2025 annual meeting of shareholders (the "Annual Meeting") of National Storage Affiliates Trust, a Maryland real estate investment trust (the "Company," "NSA," "we," "our" or "us").

Meeting Date:	May 12, 2025

Time:	11:00 a.m., Mountain Daylight Time (MDT)

Location:	The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/NSA2025.

Record Date:	March 14, 2025

Items of Business:	1. Election of Eleven Trustees to the Company's Board of Trustees
2. Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2025
3. Non-Binding Advisory Resolution to Approve Executive Compensation
4. Transaction of Other Business that Properly Comes Before the Annual Meeting
Our Board of Trustees recommends that you vote FOR each of Items 1, 2, and 3.

How to Vote:	This proxy statement includes information on how to vote your common shares.
Your proxy is being solicited by the Company's Board of Trustees.
We hope that all shareholders who can do so will attend the Annual Meeting in person via the live webcast. Whether or not you plan to attend, we urge you to promptly submit your proxy or voting instructions to help the Company avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting.

By Order of the Board of Trustees,

Tiffany S. Kenyon Executive Vice President, Chief Legal Officer, and Secretary

Greenwood Village, Colorado
March 28, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 12, 2025. The Proxy Statement, our 2024 Annual Report to Shareholders, and the means to vote electronically at the Annual Meeting or by Internet, telephone or mail are available at www.proxyvote.com. You will need to enter the control number found on your proxy card to access these materials via the Internet.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	2

OUR BOARD

WHO WE ARE
As summarized below, our trustee nominees have deep industry-specific operating expertise as well a wide, varied, and complementary set of skills, experiences, and attributes. The information about our trustee nominees is current as of March 14, 2025. We refer to our company as the "Company," "NSA," "we," "our" or "us".

Tamara D. Fischer Age: 69	EXPERIENCE
2013 - Present
–Executive Chairperson of NSA since April 2023
–Prior roles at NSA include Chief Executive Officer ("CEO") (January 2020 - March 2023), President (July 2018 - June 2022), and Chief Financial Officer (2013 - December 2019)

2004 - 2008
–Executive Vice President & Chief Financial Officer of Vintage Wine Trust, Inc., a triple net lease real estate investment trust ("REIT") focused on real estate assets related to the U.S. domestic wine industry

	1993 - 2003	–Executive Vice President & Chief Financial Officer of Chateau Communities, Inc., one of the largest REITs in the manufactured home community sector
PUBLIC COMPANY AND OTHER BOARDS

–NSA, since 2020
–Mid-America Apartment Communities, Inc. (NYSE: MAA), since 2023
•Member of audit committee and real estate investment committee
–Duke Realty Corporation (NYSE: DRE) (2020 - 2022)
–JLL Income Property Trust, Inc., since 2023
–Nareit Advisory Board of Governors, since January 2025
–Self Storage Association (2020 - 2024)
•Past Chairperson of the Board
–Nareit Executive Board (2021 - 2024)

QUALIFICATIONS AND EXPERTISE

–Certified public accountant (inactive)
–Bachelor of arts, business administration, Case Western Reserve University
–Financial expertise and extensive experience with self storage, real estate investments and the REIT industry

.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	3

Arlen D. Nordhagen Age: 68	EXPERIENCE
2013 - Present
–Vice Chairperson of NSA since April 2023
–Founder of NSA
–Prior roles at NSA include Executive Chairman (January 2020 - March 2023), CEO (2013 - December 2019), Chairman (April 2015 - December 2019), and Chairman of the Board of Managers of NSA's sole trustee (pre-April 2015)

	1988 - 2014	–Co-founded SecurCare Self Storage, Inc. ("SecurCare"), one of our former participating regional operators ("PROs") until March 2020 –President and CEO of SecurCare (2000 - 2014)
Prior Other Experience
–Founder of MMM Healthcare, Inc., the largest provider of Medicare Advantage health insurance in Puerto Rico
–Managing member of various private investment funds and held various managerial positions at DuPont and Synthetech, Inc.

PUBLIC COMPANY AND OTHER BOARDS
–NSA, since 2015 –Denver Seminary, since 2019 •Chairperson of finance committee –Reasons to Believe, since March 2023 •Chairperson of finance committee
QUALIFICATIONS AND EXPERTISE

–Masters of business administration, with high distinction, Harvard University
–Bachelor of science, chemical engineering, summa cum laude, University of North Dakota
–Over 30 years of experience in the self storage sector; grew SecurCare to over 150 self storage properties
–Extensive real estate investment, operations, financial and REIT industry expertise

David G. Cramer Age: 60	EXPERIENCE
	2020 - Present	–CEO of NSA since April 2023 –President of NSA since July 2022 –Prior roles at NSA include Executive Vice President and Chief Operating Officer (2020 - April 2023)
	1998 - 2020	–President and CEO of SecurCare (2014 - 2020) –Prior roles at SecurCare include Chief Operating Officer and director of operations
Prior Other Experience
–Founding board member of FindLocalStorage.com, an industry digital marketing consortium
–Served on NSA's PRO Advisory Committee and Chairperson of NSA's Technology and Best Practices Group since NSA's formation until June 2024

PUBLIC COMPANY AND OTHER BOARDS
–NSA, since 2023 –SBOA TI Reinsurance Ltd., a Cayman Islands exempted company, in which we have an approximate 6% ownership interest
QUALIFICATIONS AND EXPERTISE
–Over 25 years of experience in the self storage sector –Extensive real estate investment, acquisitions, operations and digital marketing expertise

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	4

Warren W. Allan Age: 67	EXPERIENCE
	2007 - Present	–Co-owner and co-founder of Optivest Properties, LLC ("Optivest"), one of our former PROs –Prior roles at Optivest include President (2007 - July 2024)
	Prior Other Experience	–Served on NSA's PRO Advisory Committee (2014 - 2024) –Served as the Operations Director of a large, regional self storage operator
PUBLIC COMPANY AND OTHER BOARDS
–NSA, since August 2024 –Optivest Foundation (2007-2023)
QUALIFICATIONS AND EXPERTISE
–Extensive real estate, self storage and financial experience

Lisa R. Cohn Age: 56	EXPERIENCE
2020 - Present
–President & General Counsel of Apartment Income REIT LLC (AIR), which was formerly known as Apartment Income REIT Corp. (NYSE: AIRC) prior to its acquisition by affiliates of Blackstone, Inc. in 2024, with responsibility for governance, information technology and process innovation, human resources, and legal
–In 2024, in connection with the acquisition by Blackstone, was made co-head of AIR

2002 - 2020
–Various leadership roles with Apartment Investment and Management Company (Aimco) (NYSE: AIV), including most recently as Executive Vice President, General Counsel and Secretary, with responsibility for construction services, asset quality and service, insurance, risk management, human resources, property dispositions nationwide, and Aimco’s acquisition activities in the western region
–Previously served as chairperson of Aimco’s investment committee

	Prior Other Experience	–Attorney at Hogan & Hartson LLP (now Hogan Lovells), with an emphasis on public and private transactional work, public equity offerings and venture capital financing –Federal judicial clerk
PUBLIC COMPANY AND OTHER BOARDS

–NSA, since 2024
–BBYO, since 2022
–Craig Hospital Foundation (2018 - 2025)
•Chairperson of Finance and Investment Committee
–Rose Community Foundation (2010 - 2020)
–Denver Jewish Day School (2008 - 2016)
•Chairperson of Board of Trustees (2012 - 2015)
–Former member of Nareit Advisory Board of Governors

QUALIFICATIONS AND EXPERTISE

–Juris Doctor degree, cum laude, Harvard Law School
–Bachelor's degree, public policy, with honors and distinction, Stanford University
–Extensive legal expertise and experience with REITs, corporate governance, business operations and strategy

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	5

Paul W. Hylbert, Jr. Age: 80	EXPERIENCE
	2011 - Present	–Chairman of Kodiak Building Partners, LLC ("Kodiak"), a building products distribution platform –Prior roles at Kodiak include CEO (2011 - 2014)
	2007 - 2010	–President & CEO of ProBuild Holdings, Inc., a national fabricator and distributor of building products and a subsidiary of Fidelity Capital
	2000 - 2006	–President & CEO of Lanoga Corporation, one of the top U.S. retailers of lumber and building materials, until acquired by Fidelity Capital
1991 to 2000
–President & Co-CEO of PrimeSource Building Products, a national fabricator, packager and distributor of building products (1991 - 1997), after which the company was sold and Mr. Hylbert served as President (1997 - 2000)

	Prior Other Experience	–CEO of Wickes Europe, Wickes Lumber, and Sequoia Supply subsidiaries of Wickes, Inc. before leading a leveraged buy-out of Sequoia Supply to form PrimeSource Building Products in 1987
PUBLIC COMPANY AND OTHER BOARDS
–NSA, since 2015 •Lead independent trustee since 2016
QUALIFICATIONS AND EXPERTISE

–Masters of business administration, University of Michigan
–Bachelor of arts, Denison University
–Extensive experience in acquisitions and "roll-up" transactions
–Over 40 years of experience as an officer or director of numerous companies

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	6

Chad L. Meisinger Age: 57	EXPERIENCE
2006 - Present
–Founder & CEO of Over The Top (OTT) Marketing, which provides multi-location businesses with large scale, inbound digital customer acquisition services that are delivered through a proprietary software platform

	2015 - 2017	–Founder, President & CEO of IP Dynamx
	2011 - 2014	–Developed more than 40 chiropractic clinics throughout Los Angeles County with regional development rights for The Joint Corp.
2006 - 2009
–Head of affiliate sales and marketing for Google Radio, which he joined after serving as a key investor and chief marketing officer of dMarc Broadcasting, which was acquired by Google Radio in 2006 for $1.2 billion in cash and performance incentives

1999 - 2005
–Co-founder, Chairman & CEO of First MediaWorks, which provided the radio industry with a proprietary software platform and marketing services to help increase ratings and revenue and which was sold to Mediaspan in 2005

Prior Other Experience
–Co-founded Thinique Medical Weight Loss in 2013 and built to over 200 franchised units within a year before selling to one of his co-founders
–Beginning in 1995, co-founder, CEO and board trustee of First Internet Franchise Corporation, the first Internet Service Providers (ISP) franchisor in the world with hundreds of franchise territories licensed worldwide

PUBLIC COMPANY AND OTHER BOARDS
–NSA, since 2015
QUALIFICATIONS AND EXPERTISE
–Extensive digital marketing, technology, cybersecurity and franchising experience and strong entrepreneurial character

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	7

Steven G. Osgood Age: 68	EXPERIENCE
	2008 - Present	–CEO of Square Foot Companies, LLC, a Cleveland, Ohio based private real estate company focused on single tenant properties
	2024 - Present	–Adjunct Professor, Georgetown University
	2007 - 2008	–Chief Financial Officer of DuPont Fabros Technology, Inc., a Washington, DC based REIT that owned, operated and developed data center properties, which merged with Digital Realty Trust Inc. in 2017
	2006 - 2007	–Chief Financial Officer of Global Signal, Inc., a Sarasota, Florida based REIT that was acquired by Crown Castle International Corp. in 2007
	2004 - 2006	–President & Chief Financial Officer of U-Store-It Trust (now CubeSmart), a Cleveland, Ohio based self storage REIT
	1993 - 2004	–Chief Financial Officer of the Amsdell Companies, the predecessor of U-Store-It
	Prior Other Experience	–Manager of All Stor Storage, LLC (liquidated) –Member of the audit staff of Deloitte (1978 - 1982)
PUBLIC COMPANY AND OTHER BOARDS

–NSA, since 2015
•Chairperson of Finance Committee
–HA Sustainable Infrastructure Capital, Inc. (formerly known as Hannon Armstrong Sustainable Infrastructure Capital, Inc.) (NYSE: HASI)
• Chairperson of audit committee and member of compensation committee
–Alzheimer's Impact Movement

QUALIFICATIONS AND EXPERTISE

–Former certified public accountant
–Masters of business administration, University of San Diego
–Bachelor of science, Miami University
–Extensive self storage, real estate, finance, and public company expertise

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	8

Dominic M. Palazzo Age: 69	EXPERIENCE
1982 - 2011
–Various roles at PricewaterhouseCoopers LLC ("PwC"), including most recently as audit partner
•Responsible for real estate practice in Denver, Colorado office
•Expertise in due diligence, mergers and acquisitions, public equity and debt offerings, corporate restructurings and financings
•Clients included Chateau Communities, Affordable Residential Communities, and other private real estate companies
•Served real estate clients developing different types of real estate assets, including multi-family, office, hotels and resort properties
•Responsible for the initial public offering of Affordable Residential Communities in 2004
•Served in the PwC National Accounting and SEC Directorate in New York City, performing technical accounting consultations and research for PwC

	Prior Other Experience	–Past president of the Executive Real Estate Roundtable –Former member of the Colorado Society of CPAs and the American Institute of Certified Public Accountants
PUBLIC COMPANY AND OTHER BOARDS
–NSA, since 2015 •Chairperson of Audit Committee
QUALIFICATIONS AND EXPERTISE
–Bachelor of science, accounting, DePaul University –Over 35 years of combined experience in public accounting and industry –Extensive real estate public accounting experience

Michael J. Schall Age: 67	EXPERIENCE
1993 - 2023
–President & CEO of Essex Property Trust, Inc. (2011 - 2023)
–Prior roles at Essex Property Trust, Inc. include Senior Executive Vice President & Chief Operating Officer (2005 - 2010) and Chief Financial Officer (1993 - 2005)

Prior Other Experience
–Chief Financial Officer of Essex Property Corporation, the predecessor to Essex Property Trust, Inc.
–Joined The Marcus & Millichap Company in 1986
–Director of finance for Churchill International, a technology-oriented venture capital company (1982 -1986)
–Member of the audit department at Ernst & Young (then known as Ernst & Whinney), specializing in the real estate and financial services industries (1979 - 1982)

PUBLIC COMPANY AND OTHER BOARDS

–NSA, since 2024
–Pebblebrook Hotel Trust, Inc. (NYSE: PEB), since 2009
•Member of compensation committee and nominating and corporate governance committee
–Essex Property Trust, Inc. (NYSE: ESS) (1994 - 2024)
–Former member of Nareit Executive Board of Governors
–Member of National Multifamily Housing Council
–Member of American Institute of CPAs

QUALIFICATIONS AND EXPERTISE
–Bachelor of science, University of San Francisco –Certified public accountant (inactive) –Extensive REIT, finance, business operations and strategy expertise

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	9

Charles F. Wu Age: 67	EXPERIENCE
	2015 - Present	–Executive Fellow at Harvard University’s Graduate School of Business –Prior roles at Harvard University’s Graduate School of Business include Senior Lecturer
	2004 - 2015	–Co-founder and Managing Director of BayNorth Capital, a Boston-based private real estate equity firm
	1998 - 2004	–Co-founder and Managing Director of Charlesbank Capital Partners, a private equity firm
	1995 - 1998	–Managing Director of Harvard Private Capital Group, the private equity and real estate investment unit of Harvard Management Company and predecessor firm to Charlesbank Capital Partners
Prior Other Experience
–Managing Director at Aldrich Eastman & Waltch ("AEW"), where he directed the restructuring group and was a portfolio manager
–Prior to AEW, worked at Morgan Stanley in their corporate finance department

PUBLIC COMPANY AND OTHER BOARDS

–NSA, since 2021
–Kennebunk Savings, a Maine mutual savings bank
–Trustee for the University of Massachusetts
–University of Massachusetts Building Authority Board
–Past Vice-Chair of Newton-Wellesley Hospital
–Was a founding board member of the Rose Kennedy Greenway Conservancy
–Past President of the Newton Schools Foundation
–Former member of Harvard University’s Facilities and Planning Committee

QUALIFICATIONS AND EXPERTISE

–Masters of business administration, with distinction, Harvard University
–Bachelor of arts, magna cum laude and Phi Beta Kappa, Harvard University
–Extensive real estate and private equity investment, capital markets, and mergers and acquisitions expertise

Trustee Nominee Demographics
	Fischer	Nordhagen	Cramer	Allan	Cohn	Hylbert	Meisinger	Osgood	Palazzo	Schall	Wu
Age(1)	69	68	60	67	56	80	57	68	69	67	67
Average Age	66
Years of Tenure(1)	5	10	2	1	1	10	10	10	10	1	4
Average Tenure	5.8
Gender Diversity	✓				✓
Racial or Ethnic Diversity											✓
(1) Age and tenure as of March 28, 2025.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	10

Trustee Nominee Skills and Experience
	Fischer	Nordhagen	Cramer	Allan	Cohn	Hylbert	Meisinger	Osgood	Palazzo	Schall	Wu
Self Storage Sector	ò	ò	ò	ò				ò			ò
Public Company or Board Experience	ò	ò	ò		ò	ò	ò	ò	ò	ò	ò
REIT	ò	ò	ò		ò		ò	ò	ò	ò
Real Estate Investment or Management	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò
Private Equity or Investment	ò	ò	ò			ò	ò	ò		ò	ò
Business Strategy or Operations	ò	ò	ò	ò	ò	ò	ò	ò		ò	ò
Digital Marketing			ò				ò			ò
Legal					ò					ò
Compliance and Regulatory	ò	ò	ò		ò	ò	ò	ò		ò	ò
Technology and Cybersecurity			ò		ò		ò			ò
Corporate Responsibility or Sustainability	ò	ò	ò		ò			ò		ò
Enterprise Risk Management	ò	ò	ò		ò	ò	ò	ò		ò
Financial	ò	ò	ò	ò	ò			ò	ò	ò
Mergers and Acquisitions or Capital Markets	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò	ò

PROPOSAL 1 FOR ELECTION OF TRUSTEES
PROPOSAL 1: ELECTION OF TRUSTEES
As of the date of this Proxy Statement, we have not received notice of any additional candidates to be nominated for election as trustees at the Annual Meeting. Consequently, we expect the election of trustees will be an uncontested election and the provisions of our Third Amended and Restated Bylaws (the "Bylaws") providing for majority voting in uncontested elections will apply. As a result, to be elected as a trustee, a nominee must receive votes "FOR" his or her election constituting a majority of the total votes cast for and against such nominee at the Annual Meeting at which a quorum is present. If a nominee does not receive sufficient "FOR" votes to be elected or re-elected, our board of trustees ("Board") and Compensation, Nominating and Corporate Governance Committee ("CNCG Committee") must comply with certain procedures, which are described below under "–How We Govern and Are Governed–Majority Vote and Trustee Resignation Policy". Proxies solicited by our Board will be voted FOR Messrs. Nordhagen, Cramer, Allan, Hylbert, Meisinger, Osgood, Palazzo, Schall, and Wu and Mss. Fischer and Cohn, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
In accordance with our declaration of trust (the "Declaration of Trust") and our Bylaws, any vacancies occurring on our Board, including vacancies occurring as a result of the death, resignation, or removal of a trustee, or due to an increase in the size of the Board, may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	11

a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.
There is no familial relationship, as defined under Securities and Exchange Commission (the "SEC") regulations, among any of the trustees, our named executive officers ("NEOs") or other executive officers, other than with respect to Mr. Cramer, who is our president, CEO and one of our trustees and a trustee nominee for re-election, and Mr. Nordhagen, our vice chairperson of the Board and a trustee nominee for re-election. Messrs. Nordhagen and Cramer are brothers-in-law. See "–How We Govern and Are Governed–Trustee Independence."
Our Board recommends a vote FOR the election of Messrs. Nordhagen, Cramer, Allan, Hylbert, Meisinger, Osgood, Palazzo, Schall, and Wu and Mss. Fischer and Cohn as trustees.

HOW WE ARE SELECTED, ELECTED AND EVALUATED

SIZE OF BOARD; CURRENT NOMINEES
Our Board is currently comprised of twelve trustees. Rebecca L. Steinfort, one of our current trustees, has decided to not stand for re-election to the Board at the Annual Meeting. Accordingly, our Board has nominated our remaining current trustees for re-election and, upon recommendation from the CNCG Committee, will decrease the size of our Board from twelve trustees to eleven trustees, effective as of the date of the Annual Meeting. As a result, the trustee nominees standing for re-election at the Annual Meeting are listed below.

Tamara D. Fischer	Chad L. Meisinger
Arlen D. Nordhagen	Steven G. Osgood
David G. Cramer	Dominic M. Palazzo
Warren W. Allan	Michael J. Schall
Lisa R. Cohn	Charles F. Wu
Paul W. Hylbert, Jr.
Each trustee elected will hold office until our next annual meeting of shareholders and until a successor has been duly elected and qualifies, or until the trustee's earlier resignation, death or removal.
INCLUSIVE TRUSTEE SELECTION PRACTICES

We seek highly qualified trustee candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience, skills, and expertise with a reputation for the highest personal and professional ethics, integrity and values.
The procedures and considerations of the CNCG Committee in recommending qualified trustee candidates are described below under "–Identification of Trustee Candidates." The CNCG Committee and our Board concluded that each of our trustee nominees should be nominated for election based on the qualifications and experience described in their biographical information.
It is intended that our common shares of beneficial interest (the "Common Shares") represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of Messrs. Nordhagen, Cramer, Allan, Hylbert, Meisinger, Osgood, Palazzo, Schall, and Wu and Mss. Fischer and Cohn as trustees, unless otherwise instructed. If the candidacy of any trustee nominee should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our Board. Our Board has no reason to believe that, if elected, any of the nominees will be unable or unwilling to serve as a trustee.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	12

IDENTIFICATION OF TRUSTEE CANDIDATES
In accordance with our Corporate Governance Guidelines ("Guidelines") and the CNCG Committee's written charter, the CNCG Committee is responsible for identifying and recommending trustee candidates to our Board for consideration as nominees to stand for election at our annual meetings of shareholders. In this regard, the CNCG Committee considers the importance of Board refreshment in order to maintain an appropriate balance between the knowledge and perspective that longer-tenured trustees can provide and the experience, ideas, and energy that can come from adding new trustees. As a result of our Board refreshment efforts, the average tenure of our trustee nominees is 5.8 years.
The CNCG Committee evaluates the skill sets required for service on our Board and periodically identifies potential trustee candidates. If it is determined there is the need for additional or replacement trustees, the CNCG Committee will assess potential trustee candidates previously identified as well as other appropriate potential trustee candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. The CNCG Committee also evaluates, among other things, each potential trustee's knowledge of and experience in or with the self storage sector, REITs and other real estate investment and management businesses, private equity and other investments, finance, capital markets and mergers and acquisitions, technology and cybersecurity, digital marketing, public company or board experience, business strategy and operations, legal matters, compliance and regulatory matters, enterprise risk management, and corporate responsibility and sustainability matters. The CNCG Committee may seek input on such trustee candidates from other trustees, including our executive chairperson, vice chairperson and our president and CEO, and recommends trustee candidates to our Board for nomination.
The CNCG Committee does not solicit trustee nominations, but it will consider recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent within a reasonable period of time prior to the decision. The CNCG Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees. The CNCG Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying trustee candidates or gathering information regarding the background and experience of trustee candidates. If the CNCG Committee engages any such third party, the CNCG Committee will have sole authority to approve any fees or terms of retention relating to these services.

HOW WE GOVERN AND ARE GOVERNED

BOARD OF TRUSTEES
Our Board is responsible for overseeing our affairs. Our Board conducts its business through meetings and actions taken by written consent in lieu of meetings. Our Board intends to hold at least four regularly scheduled meetings per year and additional special meetings as necessary. During 2024, our Board held six meetings. All of our trustees attended at least 75% of the meetings of our Board and of the Audit Committee, CNCG Committee, and Finance Committee, on which they served during this period. Our Board's policy, as set forth in our Guidelines, is to encourage and promote the attendance by each trustee at all scheduled meetings of our Board and all meetings of our shareholders.
TRUSTEE INDEPENDENCE
The Guidelines provide that a majority of the trustees serving on our Board must be independent as required by the New York Stock Exchange ("NYSE") listing standards. Our Board has also adopted certain independence standards (the "Independence Standards") to assist it in making determinations with respect to the independence of trustees. The Independence Standards are available for viewing on the Investor Relations section of our website at www.nsastorage.com. Based upon its review of all relevant facts and circumstances, our Board affirmatively determined in 2024 and 2025 that Warren W. Allan, Lisa R. Cohn, Paul W. Hylbert, Jr., Chad L.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	13

Meisinger, Steven G. Osgood, Dominic M. Palazzo, Michael J. Schall, Rebecca L. Steinfort, and Charles F. Wu qualified as independent trustees as required by the NYSE listing standards, SEC rules, and our Guidelines and Independence Standards. In 2024, the Board also determined that Mark Van Mourick qualified as an independent trustee as required by the NYSE listing standards, SEC rules, and our Guidelines and Independence Standards. In making these determinations, the Board considered the relationships and transactions described below under "Certain Relationships and Related Transactions."

LEADERSHIP STRUCTURE OF THE BOARD OF TRUSTEES

Leadership of our Board is vested in our executive chairperson and our lead independent trustee. We do not have a formal policy regarding whether the roles of chairperson of the Board and CEO should be separated. Rather, the CNCG Committee and the Board make this determination based on relevant facts and circumstances to establish a structure that meets our needs at that time, enhances the understanding and communication between management and the Board, allows for better understanding and evaluation of our operations, and improves the Board's ability to perform its oversight role. Currently, we have separated the roles of chairperson of the Board and CEO. Ms. Fischer serves as executive chairperson, Mr. Nordhagen serves as vice chairperson, and Mr. Cramer serves as CEO (in addition to his role as president) and is a member of the Board. In connection with establishing this structure, the CNCG Committee and the Board determined that the separation of the roles, together with Ms. Fischer's, Mr. Nordhagen's, and Mr. Cramer's service on our Board, meets our Company's needs and the above goals.
In recognition of the importance of the Board's independent oversight role and the need to maintain a strong independence from management, we require our Board to annually elect one independent trustee to serve as lead independent trustee when the chairperson of the Board is not independent. In 2024 and, subject to his re-election at the Annual Meeting, in 2025, our Board re-appointed Paul W. Hylbert, Jr. as lead independent trustee, a role he has served in since 2016. Our lead independent trustee works with Ms. Fischer, our executive chairperson, Mr. Nordhagen, our vice chairperson, and Mr. Cramer, our president and CEO and a member of our Board, to establish the agenda for regular meetings of our Board. Mr. Hylbert also serves as chair of regular meetings of our Board when our executive chairperson is absent, presides at executive sessions, serves as a liaison among our executive chairperson, our CEO, and our independent trustees, and encourages dialogue between our independent trustees and NEOs. He also establishes the agenda for meetings of our independent trustees and performs such other duties as our Board may establish or delegate. Mr. Hylbert's experience and leadership has enhanced the operation of our Board and its ability to perform its oversight role.
COMMITTEES OF THE BOARD OF TRUSTEES
Our Board has three standing committees: the Audit Committee, the CNCG Committee and the Finance Committee. Set forth below is a summary of the committee roles and responsibilities, as well as the proposed composition of each committee in 2025 following the Annual Meeting, subject to the election of all of our trustee nominees.

AUDIT COMMITTEE
Members:	Dominic M. Palazzo (Chairperson)
Warren W. Allan
Steven G. Osgood
Michael J. Schall

Subject to his election at the Annual Meeting, Mr. Schall is expected to step down from the Audit Committee and join the CNCG Committee.
Number of Meetings in 2024:	8

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	14

AUDIT COMMITTEE
Independence and Financial Experts:	Each Audit Committee member is independent as required by NYSE listing standards, SEC rules, our Guidelines and Independence Standards, and our Audit Committee charter.

Our Board has also determined that all of the Audit Committee members are financially literate, with the requisite accounting or related financial management expertise required by NYSE listing standards, and that Mr. Palazzo, Mr. Osgood and Mr. Schall qualify and serve as "audit committee financial experts" for purposes of, and as defined by, the SEC rules.
Roles and Responsibilities:
The Audit Committee's responsibilities are set forth in its written charter and include:
–Engaging, reviewing the plans and results of the engagement with, and approving the services provided by, our independent registered public accounting firm;
–Reviewing the independence of the independent registered public accounting firm and considering the range of audit and non-audit fees;
–Reviewing the adequacy of our internal accounting controls;
–Approving, after reviewing with management and external auditors, our quarterly earnings releases and supplemental financial information and our interim and audited annual financial statements prior to each filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K;

–Meeting with officers responsible for certifying our annual reports on Form 10-K or any quarterly report on Form 10-Q prior to any such certification;
–Reviewing with such responsible officers disclosures related to any significant deficiencies in the design or operation of internal controls; and
–Periodically discussing with our external auditors such auditors' judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements.

The Audit Committee also works to discharge our Board's responsibilities relating to:
–Our and our subsidiaries' corporate accounting and reporting practices;
–The quality and integrity of our consolidated financial statements;
–Our compliance with applicable legal and regulatory requirements;
–The performance, qualifications and independence of our external auditors;
–The staffing, performance, budget, responsibilities and qualifications of our internal audit function; and
–Reviewing our policies with respect to risk assessment and risk management, including the guidelines and policies by which these activities are undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counterparty and credit risks, our capital availability and refinancing risks, and any cybersecurity or environmental risks, if applicable.

Audit Committee Charter:	Available on the Investor Relations section of our website at www.nsastorage.com

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COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members:	Rebecca L. Steinfort (Chairperson)
Lisa R. Cohn
Chad L. Meisinger

Ms. Steinfort decided not to stand for re-election to the Board at the Annual Meeting. Subject to his election at the Annual Meeting, Mr. Schall is expected to join the CNCG Committee as its Chairperson.
Number of Meetings in 2024:	6
Independence:	Each CNCG Committee member is independent as required by NYSE listing standards, SEC rules, our Guidelines and Independence Standards, and our CNCG Committee charter.
Roles and Responsibilities:
The CNCG Committee's responsibilities are set forth in its charter and include:

–Annually reviewing and approving the corporate goals and objectives relevant to the compensation paid by us to our NEOs;
–Evaluating our NEOs' performance in light of such goals and objectives and, either as a committee or together with our independent trustees (as directed by the Board), determining and approving the compensation of our NEOs based on that evaluation;
–Overseeing our equity-based compensation plans and programs;
–Reviewing and recommending to our Board from time to time the compensation for our non-executive trustees;
–Advising our Board with respect to the organization, function and composition of the Board and its committees;
–Overseeing the self-evaluation of our Board (individually and as a whole) and the Board's evaluation of management and reporting thereon to the Board;
–Periodically reviewing and, if appropriate, recommending to our Board changes to, our corporate governance policies and procedures;
–Identifying and recommending to our Board potential candidates for nomination;
–Recommending to our Board the appointment of our executive officers; and
–Assisting our executive and vice chairpersons and Board in overseeing the development of executive succession plans for our CEO and senior executive officers and periodically reviewing such plans for other senior management positions.

A committee of our senior leaders oversees our physical, social and other policy risks and opportunities, including environmental, health and safety, corporate social responsibility, corporate governance, sustainability and other public policy matters that may be relevant to us ("Corporate Responsibility Committee"). The Corporate Responsibility Committee reports to, and is overseen by, our CNCG Committee and assists our Board, the CNCG Committee and the Company's management in setting the Company's strategy relating to, identifying and making recommendations regarding, and overseeing communications with respect to, these matters. The chairperson(s) and other members of the Corporate Responsibility Committee provide periodic reports to the CNCG Committee.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	16

COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Roles and Responsibilities (continued):
The CNCG Committee retained Ferguson Partners Consulting, L.P. ("FPC"), a professional services firm focused on compensation and other consulting services as well as executive and Board recruitment, to provide advice regarding the compensation program for our NEOs and independent trustees. FPC reports directly to the CNCG Committee on these matters. Except for the services described above and consulting services for Board recruitment and our equity incentive plan, FPC did not perform in 2024, and does not currently provide, any other services to management or us. The aggregate amount of FPC's fees in 2024 for advice regarding our compensation program for our NEOs and independent trustees was $50,100, and the aggregate amount of FPC's or its affiliates' fees in 2024 for all such other services was $122,500.

CNCG Committee Charter:	Available on the Investor Relations section of our website at www.nsastorage.com

FINANCE COMMITTEE
Members:	Steven G. Osgood (Chairperson) Michael J. Schall Charles F. Wu
Number of Meetings in 2024:	4
Independence:	Each Finance Committee member is independent as defined by our Independence Standards and as required by our Guidelines and Finance Committee charter.
Roles and Responsibilities:
The Finance Committee is responsible for reviewing and, where appropriate, approving, on behalf of the Company, acquisitions or dispositions of self storage properties and debt financing transactions, in each case within certain parameters. The Finance Committee is also responsible for the review and approval of the Company's hedging and swap policy and strategies.
Finance Committee meetings are designed to provide the Finance Committee with an opportunity to discuss the rationale for certain acquisitions or dispositions as well as certain debt financing transactions. In making any determination, the Finance Committee reviews all material background items and conducts any further due diligence necessary or desirable to make an informed decision with respect to such transactions.

From time to time, we may form special committees of the Board for a specified purpose.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee has furnished the following report for the fiscal year ended December 31, 2024:
The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our Board.
Management is primarily responsible for our financial reporting process including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles

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generally accepted in the United States ("GAAP"). KPMG LLP, our independent registered public accounting firm ("KPMG"), is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with GAAP and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.
The Audit Committee held eight meetings in 2024. Representatives of KPMG were in attendance at seven of our Audit Committee meetings. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and KPMG. At these meetings, among other things, the Audit Committee reviewed and discussed with management the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, as well as our earnings releases. The Audit Committee also discussed with KPMG matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees, which included a discussion of KPMG's judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting. The Audit Committee met with KPMG, with and without management present, to discuss the results of their audits.
The Audit Committee also discussed with KPMG their independence from us. KPMG provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by KPMG.
Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee unanimously recommended to our Board that our audited consolidated financial statements for the fiscal year ended December 31, 2024 be included in our annual report to shareholders and in our Annual Report on Form 10-K filed with the SEC.
Dominic M. Palazzo
Warren W. Allan
Steven G. Osgood
Michael J. Schall

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

ROLE OF THE BOARD OF TRUSTEES AND RISK OVERSIGHT
Pursuant to our Declaration of Trust and Bylaws, our business and affairs are managed under the direction of our Board. Our Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of our Board keep informed of our business by participating in meetings of our Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with Ms. Fischer, our executive chairperson, Mr.

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Nordhagen, our vice chairperson, Mr. Cramer, our president, CEO, and a member of our Board, and our other NEOs.
In connection with their oversight of risk to our business, our Board and its committees consider feedback from management concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counterparty and credit risks, our capital availability and refinancing risks, and any cybersecurity or environmental risks, if applicable. The Audit Committee also considers enterprise risk management, and management regularly reports to the Audit Committee and our Board regarding our risk assessment and risk mitigation activities. The Finance Committee discusses and reviews our hedging and swap policy and strategy. The CNCG Committee discusses and reviews our human capital risk management strategies. Management also regularly reports to our Board and its committees on our leverage policies, our asset acquisition process, any asset impairments and our compliance with applicable REIT rules and other regulations. Members of our Board routinely meet with management and, when appropriate, outside advisors, in connection with their consideration of matters submitted for the approval of our Board and the risks associated with such matters.
With respect to cybersecurity, we have established a cybersecurity subcommittee that is comprised of members of our management team and other personnel and which is focused on cybersecurity initiatives. The cybersecurity subcommittee reports regularly to our risk management committee, which is composed of a cross section of the Company's management team and identifies, evaluates, monitors, and develops plans to mitigate risks. The risk management committee periodically reports to the Audit Committee and Board regarding the Company's cybersecurity risks and initiatives. We have also implemented cybersecurity training at all levels of our organization and conduct periodic phishing assessments for our employees to reinforce that training.
Our Board believes that its composition protects shareholder interests and provides appropriate independent oversight of management. Eight of our eleven trustee nominees are "independent" as defined by NYSE listing standards, SEC rules, and our Guidelines and Independence Standards, as more fully described above under "–Trustee Independence." The independent trustees meet separately from management on at least a quarterly basis in executive sessions presided over by our lead independent trustee and are very active in the oversight of our Company. The independent trustees oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our NEOs and the selection and evaluation of trustees. Each independent trustee has the ability to add items to the agendas of Board meetings or raise subjects for discussion that are not on the agenda for that meeting.
Our Board believes that its supermajority independent composition and the roles that our independent trustees perform provide effective corporate governance at the Board level and independent oversight of both our Board and management. The current governance structure, when combined with the functioning of the independent trustee component of our Board, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.
CODE OF BUSINESS CONDUCT AND ETHICS
Our Board has adopted a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to our trustees, officers and employees. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and accountability for adherence to the Code of Conduct. Any waiver of the Code of Conduct for our trustees or officers may be made only by our Board or our CNCG Committee and will be promptly disclosed as required by law or stock exchange regulations. The Code of Conduct is available for viewing on the Investor Relations section of our website at www.nsastorage.com. We will also provide the Code of Conduct, free of charge, to shareholders who request it. Requests should be directed to our Investor Relations team at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.

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PERSONAL LOANS TO EXECUTIVE OFFICERS AND TRUSTEES
We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our trustees and executive officers.
CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted the Guidelines, which address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities, including the trustee resignation policy as described under "–Majority Vote and Trustee Resignation Policy" below. In addition, among the areas addressed by the Guidelines are the composition of our Board, its functions and responsibilities, its standing committees, trustee qualification standards, access to management and independent advisors, trustee compensation, management succession, trustee orientation and continuing education, oversight of corporate responsibility initiatives, and the annual performance evaluation and review of our Board and committees. The Guidelines are available for viewing on the Investor Relations section of our website at www.nsastorage.com. We will also provide the Guidelines, free of charge, to shareholders who request it. Requests should be directed to our Investor Relations team at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.
GOVERNANCE HIGHLIGHTS

✓	8 of 11 trustee nominees are independent	✓	Equity holders may amend bylaws
✓	Separate chair and CEO roles	✓	Majority voting in uncontested elections
✓	Experienced and dedicated lead independent trustee	✓	Minimum equity ownership guidelines
✓	No staggered Board; annual election of trustees	✓	Active shareholder outreach program
✓	Diversity of age, race, gender, tenure, skills and experience among trustees	✓	No poison pill
✓	Recovery policy for erroneously awarded executive incentive compensation	✓	Prohibition against hedging the value of Company securities
✓	Majority of Audit Committee members are Audit Committee financial experts	✓	Limitations on pledging of Company securities by NEOs and trustees
✓	No excise tax gross-ups on payments made in connection with a change of control	✓	Opted out of Maryland's unsolicited takeover act (which we may not opt into without shareholder approval) and control share acquisition statute

As a result of our opting out of Maryland's unsolicited takeover statute, we may not stagger the election of our trustees without shareholder approval.
TRUSTEE ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS
Our policy is to encourage and promote the attendance by each trustee at all meetings of our shareholders. Nine of our then-current trustees attended the 2024 Annual Meeting. We currently believe that all of our trustee nominees intend to attend the upcoming Annual Meeting.
EXECUTIVE SESSIONS OF INDEPENDENT TRUSTEES
The independent trustees meet in executive sessions at least four times per year at regularly scheduled meetings of our Board.

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MAJORITY VOTE AND TRUSTEE RESIGNATION POLICY
We have a majority voting policy for the election of trustees in uncontested elections. Under majority voting, to be elected as a trustee in an uncontested election, a nominee must receive votes "FOR" the nominee's election constituting a majority of the total votes cast for and against such nominee at the annual meeting at which a quorum is present. If an incumbent trustee does not receive sufficient "FOR" votes to be re-elected, Maryland law provides that the incumbent trustee would continue to serve on the Board as a "holdover" trustee. Under the Guidelines, the trustee must submit a letter of resignation to the Board. The CNCG Committee will consider such tendered resignation and recommend to the Board whether to accept it. The Board will decide whether to accept any such resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the trustee will continue to serve until the trustee's successor is duly elected and qualifies or until the trustee’s earlier death, resignation, retirement or removal. If a trustee’s offer to resign is accepted by the Board, or if a nominee for trustee is not elected and the nominee is not an incumbent trustee, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Bylaws. In a contested election, trustees shall be elected by a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present.
BYLAW AMENDMENTS
We have a policy to permit equity holders to alter or repeal any provision of the Bylaws and to adopt new Bylaws. Approval of amendments to the Bylaws by equity holders requires the affirmative vote of both:

•holders of a majority of the Company's Common Shares outstanding as of the Determination Date (as defined below); and

•holders of Common Shares and limited partners (other than the Company) of our operating partnership, NSA OP, LP (our "operating partnership"), representing a majority of the number of Common Shares outstanding as of the Determination Date together with the number of additional Common Shares that would be issuable if all Class A common units of limited partner interest ("OP units") in our operating partnership outstanding as of the Determination Date were exchanged on a one-for-one basis, subject to adjustments as provided in the Fourth Amended and Restated Agreement of Limited Partnership of our operating partnership (as amended, the "Partnership Agreement"), for Common Shares.
"Determination Date" means the close of business on the record date for determining the shareholders and holders of OP units entitled to cast votes at a duly called annual or special meeting of shareholders.
Our shareholders do not have the power to alter or repeal any provision of our Bylaws relating to the amendment of our Bylaws.

HOW WE LISTEN AND COMMUNICATE

Our Board values input from our investors and casts a wide net for ideas and information that can inform its deliberations and decision making. We have created multiple means to communicate with our trustees, including the following:
•Participating in our Annual Meeting and asking questions.
•Emailing the Board at NSABoard@nsareit.net.
•Writing to us by regular mail, sent to the attention of David G. Cramer, our president, CEO and member of our Board, at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	21

•Making a good faith report to the Audit Committee regarding any questionable or unethical accounting or auditing matters via regular mail addressed to the Audit Committee, National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.
•Requesting or participating in engagement meetings with our management or trustees. During 2024, we held approximately 109 of such meetings with approximately 123 current and prospective investors to discuss various key corporate matters, including our growth strategy, financing strategy, risk management practices, corporate responsibility initiatives, and strong corporate governance practices.
•Attending conferences or other events at which we present.
We reserve the right to disregard any communication we determine is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate or that involve sales, business, or job-seeking calls.

HOW WE ARE PAID

Independent members of our Board are compensated for their services as described below. Annually, each independent trustee may elect to receive between 50% and 100% of the value of their total annual cash compensation in equity. Non-independent members of our Board receive no compensation for their services as trustees.

For 2024, each of our independent trustees was eligible to receive annual compensation as follows:
•Base cash compensation: $60,000
•Equity compensation: $100,000
•Additional annual cash compensation:
◦Lead Independent Trustee: $25,000
◦Audit Committee:
▪Chairperson: $25,000
▪Member: $10,000
◦CNCG Committee:
▪Chairperson: $25,000
▪Member: $10,000
◦Finance Committee:
▪Chairperson: $20,000
▪Member: $10,000

For 2024, 100% of our independent trustees elected to receive some or all of their annual cash compensation in the form of equity
A benchmarking analysis relating to our independent trustee compensation program was performed in 2024. As a result of that analysis and taking into consideration that our independent trustee compensation program has not been modified since 2022, effective as of the date of the Annual Meeting, the following changes to the independent trustee compensation program will take effect for 2025: the base cash compensation for independent trustees will increase to $70,000, the equity compensation will increase to $120,000, and the additional annual cash compensation for members of the Audit Committee will increase to $12,500. For more information, see "Compensation Discussion and Analysis–What Informs Our Pay Designs, Metrics and Decisions."

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We also reimburse each of our trustees for expenses incurred in connection with attending Board and committee meetings. In addition, if the Board forms a special committee, the trustees serving on the special committee may receive additional compensation.
The table below summarizes the compensation received by our independent trustees during 2024.

Trustee Compensation Table for 2024
Name(1)	Fees Paid or Earned in Cash(2)	Stock Awards(2)	Total
Warren W. Allan(3)(4)	$26,250	$100,000	$126,250
Lisa R. Cohn(3)	70,000	150,000	220,000
Paul W. Hylbert, Jr.	85,000	100,000	185,000
Chad L. Meisinger	70,000	100,000	170,000
Steven G. Osgood	90,000	100,000	190,000
Dominic M. Palazzo	63,750	100,000	163,750
Michael J. Schall(3)	80,000	150,000	230,000
Rebecca L. Steinfort	85,000	100,000	185,000
Mark Van Mourick(4)	61,250	100,000	161,250
Charles F. Wu	70,000	100,000	170,000
Total	$701,250	$1,100,000	$1,801,250
(1)    Mr. Van Mourick resigned from the Board effective August 15, 2024. Effective as of such date, the Board elected Mr. Allan to serve on the Board. The compensation for each of Messrs. Van Mourick and Allan were prorated as of August 15, 2024.
(2)    For those trustees that elected in 2024 to receive any portion of the value of their 2024 annual cash compensation in equity, grants for the full value of such compensation were made on May 16, 2024 or, in the case of Mr. Allan, on August 15, 2024, based on the closing price of our Common Shares on May 16, 2024 of $37.84 and on August 15, 2024 of $42.74, respectively. Each of Messrs. Hylbert, Meisinger, Osgood, Schall, and Wu and Mss. Cohn and Steinfort elected to receive payment of 100%, and Messrs. Allan, Palazzo, and Van Mourick elected to receive payment of 50%, of the value of his or her 2024 annual cash compensation in LTIP units which represent a class of partnership interests in our operating partnership. Accordingly, Messrs. Allan, Hylbert, Meisinger, Osgood, Palazzo, Schall, Van Mourick, and Wu and Mss. Cohn and Steinfort were awarded LTIP units for their annual compensation as follows: Mr. Allan - 1,580 units, Ms. Cohn - 4,493 units, Mr. Hylbert - 4,890 units, Mr. Meisinger - 4,493 units, Mr. Osgood - 5,022 units, Mr. Palazzo - 3,766 units, Mr. Schall - 4,757 units, Ms. Steinfort - 4,890 units, Mr. Van Mourick - 3,568 units, and Mr. Wu - 4,493 units. The dollar values shown in the table above for the LTIP units, including LTIP units taken in lieu of cash compensation, represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718. The LTIP units granted on May 16, 2024, and 1,580 of the LTIP units granted to Mr. Allan on August 15, 2024, are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding our 2025 Annual Meeting, so long as such person remains a trustee. With respect to the portion of Mr. Palazzo's and Mr. Allan's 2024 annual cash compensation taken in cash, Mr. Palazzo was paid one-half of such amount ($21,250) between April 1, 2024 and December 31, 2024 and Mr. Allan was paid one-half of such amount ($8,750) between August 15, 2024 and December 31, 2024, which amounts are reflected in the above table. The remaining installments of Mr. Palazzo's and Mr. Allan's 2024 annual cash compensation were paid in 2025 and are not reflected in the above table. With respect to Mr. Van Mourick's 2024 annual cash compensation taken in cash, Mr. Van Mourick was paid one-half of such amount ($17,500) between April 1, 2024 and December 31, 2024, which is reflected in the above table along with the remaining installment of Mr. Van Mourick's 2023 annual cash compensation, which was paid in 2024. Mr. Van Mourick's equity grant on May 16, 2024 (which included the portion of his 2024 annual cash compensation taken in equity) was forfeited on August 15, 2024 upon his resignation from the Board. The following table sets forth the aggregate number of outstanding compensatory LTIP units held by our non-employee trustees that had not vested as of December 31, 2024:

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Name	Number of LTIP units
Warren W. Allan	2,750
Lisa R. Cohn	5,845
Paul W. Hylbert, Jr.	4,890
Chad L. Meisinger	4,493
Steven G. Osgood	5,022
Dominic M. Palazzo	3,766
Michael J. Schall	6,116
Rebecca L. Steinfort	4,890
Charles F. Wu	4,493
(3)    In connection with their election to the Board, each of Ms. Cohn, Mr. Schall, and Mr. Allan received a one-time equity award of $50,000 on the effective date of their election to the Board, based on the closing price of our Common Shares as follows: the closing price on February 15, 2024 of $36.98 for Ms. Cohn's award, the closing price on May 13, 2024 of $36.81 for Mr. Schall's award, and the closing price on August 15, 2024 of $42.74 for Mr. Allan's award. As a result, Ms. Cohn, Mr. Schall and Mr. Allan were awarded LTIP units in the amounts as follows: Ms. Cohn - 1,352 units, Mr. Schall - 1,359 units, and Mr. Allan - 1,170 units. These one-time awards to Ms. Cohn, Mr. Schall, and Mr. Allan are scheduled to vest on February 15, 2026, in the case of Ms. Cohn, May 13, 2026, in the case of Mr. Schall, and August 15, 2026, in the case of Mr. Allan, in each case so long as such person remains a trustee.
(4)    Excludes consideration paid to Mr. Van Mourick and Mr. Allan, or entities controlled or managed by either of them or in which either of them has an ownership interest, in connection with the management of our properties or the internalization of our PRO structure. For additional information see "Certain Relationships and Related Transactions–Material Benefits to Related Parties."

Each independent trustee is subject to our minimum equity ownership guidelines. See "Our Pay–Compensation Discussion and Analysis–How We Oversee and Apply our Pay Programs–Minimum Equity Ownership Guidelines."

PROPOSAL 2 FOR AUDITOR VOTE

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board is requesting that our shareholders ratify the appointment of KPMG.

KPMG has audited our consolidated financial statements since the Company's formation. KPMG has also provided certain other services to us.
Neither our Bylaws nor other governing documents or law require shareholder ratification of the Audit Committee's appointment of KPMG as our independent registered public accounting firm. However, our Board is submitting the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If the ratification of this appointment is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
Representatives of KPMG are expected to be present at the Annual Meeting via the live webcast and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from shareholders.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	24

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table summarizes the aggregate fees billed to us for professional services provided by KPMG for the years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$1,317,850	$1,118,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,317,850	$1,118,000
(1)    Audit Fees include fees related to the annual audit of the Company included in our annual report on Form 10-K, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, accounting consultations attendant to the audit, and for services associated with our public offerings, including review of registration statements and prospectuses and related issuances of comfort letters and consents and other services related to SEC matters. Audit Fees associated with the review of registration statements and issuance of comfort letters included above are $254,000 for 2024 and $153,000 for 2023. Audit Fees also include costs related to the audit of the Company’s internal control over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.
The Audit Committee reviews and pre-approves the engagement fees and the terms of all audit and non-audit services to be provided by the external auditors and evaluates the effect thereof on the independence of the external auditors.
A majority of all of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our Board will be voted FOR this proposal, unless otherwise instructed. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
Our Board recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	25

OUR COMPANY

WHO WE ARE
We, at NSA, support over 1,400 jobs across the United States. Our team of talented people, in turn, helps us provide the services we offer and supports the value we create. We are expected in this proxy statement to share information on our executive officers, which we do here, but each of them—as well as each of our trustees—is keenly aware of the importance of our entire team.

Tamara D. Fischer
Executive Chairperson For Ms. Fischer's biography, please see "Our Board–Who We Are."

Arlen D. Nordhagen
Vice Chairperson For Mr. Nordhagen's biography, please see "Our Board–Who We Are."

David G. Cramer
Chief Executive Officer, President and Trustee For Mr. Cramer's biography, please see "Our Board–Who We Are."

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	26

William S. Cowan, Jr. Age: 49	EXPERIENCE
	2023 - Present	–Executive Vice President & Chief Strategy Officer of NSA since May 2023
	2012 - 2023	–Managing Director in the Real Estate, Gaming, Lodging and Leisure Group of Jefferies LLC, leading the U.S. coverage efforts for self storage, multifamily, industrial and net lease sectors
	Other Prior Experience	–Worked in the Real Estate, Gaming and Lodging Group at Bank of America Merrill Lynch –Served in the 25th Infantry Division of the United States Army and rose to the rank of Captain
QUALIFICATIONS AND EXPERTISE

–Oversees NSA’s strategic initiatives, including acquisitions, dispositions, investor relations, risk management, insurance and internal audit functions
–Closely involved in over $160 billion of advisory and capital markets transactions for public and private real estate companies over his 15 years in investment banking
–Masters of business administration, Darden School of Business at the University of Virginia; received the Faculty Award for Academic Excellence
–Bachelor of arts, Davidson College; awarded an Army ROTC Scholarship

Tiffany S. Kenyon Age: 50	EXPERIENCE
2018 - Present
–Chief Legal Officer of NSA since January 2023
–Executive Vice President of NSA since January 2022
–Secretary of NSA since January 2020
–Prior roles at NSA include General Counsel (January 2022 - December 2022), and Senior Vice President & Senior Legal Officer (May 2018 - December 2021)

	2008 - 2018	–Various positions at MarkWest Energy Partners, L.P, including most recently as Vice President, Law
	2000 - 2008	–Private practice with Greenberg Traurig, LLP, initially as a corporate securities associate and then as a shareholder
	1998 - 2000	–Corporate securities associate with Freeborn & Peters
QUALIFICATIONS AND EXPERTISE

–Over 25 years of legal experience, specializing in finance, securities, capital markets, mergers and acquisitions, and commercial transactions
–Juris doctor degree, Order of the Coif, University of Colorado at Boulder
–Bachelor of science, business administration, Phi Beta Kappa, University of North Carolina at Chapel Hill

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Brandon S. Togashi Age: 42	EXPERIENCE
2014 - Present
–Executive Vice President, Chief Financial Officer & Treasurer since January 2020
–Prior roles at NSA include Chief Accounting Officer (January 2017 - December 2024), Controller (December 2014 - March 2019), Senior Vice President (July 2018 - December 2019) and Vice President (December 2014 - June 2018)

	2013 - 2014	–Vice President, Corporate Accounting at DCT Industrial Trust Inc.
	2010 - 2013	–Manager, and later Senior Manager, in the audit practice at KPMG LLP
QUALIFICATIONS AND EXPERTISE

–Certified public accountant
–Oversees all financial functions for the Company including treasury, capital markets, accounting and tax
–Bachelor of science, business administration, magna cum laude, as a university honors scholar, Colorado State University

WHAT WE DO

NSA is a self-administered, self-managed real estate investment trust focused on the ownership, operation, and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. We support our customers' needs by providing access to an efficient storage experience combined with the strengths of multi-market scale and professional management. We are fortunate to operate in one of the highest performing REIT property types that has a track record of resilience and the protections provided by diversity of geography.
We know we are not the only providers of self storage and its related services. We therefore think carefully about how we do what we do so we can provide our services profitably and consistent with our core values: compassion, humility, accountability and integrity. Here are a few highlights.
•We have good governance practices.
–We have opted out of the Maryland unsolicited takeover and control share acquisition statutes.
–We have annual trustee elections, majority voting, equal voting rights for all common shareholders, and separate Board chairperson and CEO positions.
–Our Board is notable for the breadth and depth of its industry experience.
•We value and expect legal, ethical, thoughtful and inclusive operations and support them with:
–A Code of Business Conduct and Ethics.
–A Whistleblower Policy with reporting facilities and protections.
–The Guidelines, which support our corporate governance framework.
–A Vendor Code of Conduct to help extend the reach of our standards across our value chain.
–An insider trading policy governing our trustees, officers and employees.
•We administer many programs to support and get the best from our employees so they can provide the best service to our customers and support our communities. Highlights include:

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–A fully funded health care option for our corporate employees.
–Wellness reimbursement benefit.
–A 401(k) retirement savings plan with an employer match contribution.
–Employee assistance program.
–Employee discount programs.
–A variety of professional development support programs.
–A compassion fund to enable employees to support each other in times of need with an employer match.
–A performance-based bonus incentive plan for our corporate and managerial employees.
–Charitable, corporate and employee contributions to a wide range of programs and communities.
HOW WE DID
Self storage is a sector that feels the cyclical effects of a variety of headwinds and tailwinds including housing market changes; shifts in the sources, nature, number, quality, and locations of jobs; demographics changes (up-sizing, downsizing, family composition changes); factors affecting or limiting new construction and permitting; and supply chain disruptions. While we have a long-term perspective and make strategic decisions and assess performance over periods longer than a year, a few highlights of our performance in 2024 are below, which we were able to accomplish even though the macro environment was more challenging.
•Acquired 25 self storage facilities in 2024 for an aggregate investment of approximately $212.7 million, of which seven wholly-owned self storage facilities were acquired on balance sheet for approximately $64.9 million and the remaining 18 self storage facilities were acquired through our joint venture formed in 2023 ("2023 Joint Venture") for approximately $147.9 million, which constitute the first properties acquired by the 2023 Joint Venture.
•Sold 40 wholly-owned non-core self storage properties to unaffiliated third parties in 2024 for net proceeds of approximately $273.1 million.
•Completed the internalization of our PRO structure effective as of July 1, 2024, pursuant to which we purchased the PROs' management contracts, certain of their intellectual property and brands, and certain rights related to their tenant insurance programs. Consideration paid for the PROs' management contracts and intellectual property totaled approximately $34.6 million, consisting of 775,210 OP units and $3.4 million in cash, and the consideration paid for the rights associated with the tenant insurance-related programs was approximately $60.3 million, consisting of 773,656 OP units and $29.2 million in cash. In connection with the internalization, on July 1, 2024, all 11,906,167 subordinated performance units and DownREIT subordinated performance units were converted into 17,984,787 OP units and DownREIT OP units, and we no longer have any subordinated performance units or DownREIT subordinated performance units.
•Reported a decrease in same store total revenues for 2024 of 3.0% year over year and in same store NOI for 2024 of 5.5% year over year. As of December 31, 2024, our same store portfolio consisted of 776 self storage properties. Our same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable. Net Operating Income ("NOI") is defined and

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	29

reconciled to its most directly comparable U.S. GAAP measure in Appendix A to this Proxy Statement.
•Repurchased 7,400,322 Common Shares for approximately $275.2 million during 2024.
•Approved a new share repurchase program in 2024, authorizing but not obligating, the repurchase of up to $350 million of Common Shares from time to time.
•Entered into a new joint venture in 2024 (the "2024 Joint Venture") in which we have a 25% ownership interest and a subsidiary of Heitman Capital Management, LLC holds a 75% ownership interest. We contributed 56 wholly-owned properties to the 2024 Joint Venture for approximately $346.5 million.
•Partnered with Solar Landscape to pursue development of more than 100 megawatts of solar capacity on rooftops at our stores to power nearby homes and businesses.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	30

OUR PAY

COMPENSATION DISCUSSION AND ANALYSIS

WHO WE PAY

We believe that pay design and pay fairness matter to all of our team members. We also believe that pay is only one of the ways we attract, retain, motivate and show appreciation and support for our people. We are required, however, in this proxy statement to focus disclosures on the compensation of our NEOs. We do so while emphasizing that our day-to-day focus is more inclusive.

Our NEOs for 2024 are:

•Tamara D. Fischer, Executive Chairperson
•David G. Cramer, CEO and President
•Brandon S. Togashi, Executive Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer
•William S. Cowan, Jr., Executive Vice President and Chief Strategy Officer
•Tiffany S. Kenyon, Executive Vice President, Chief Legal Officer and Secretary

WHAT WE PAID

Name	Salary	Bonus	Non-Equity Incentive Plan Compensation	Stock Awards(1)	All Other Compensation(2)	Total
Tamara D. Fischer	$300,000	—	$245,560	$1,710,025	$13,800	$2,269,385
David G. Cramer	675,000	—	491,150	3,620,006	13,800	4,799,956
Brandon S. Togashi	495,000	—	303,881	1,805,015	13,800	2,617,696
William S. Cowan, Jr.	536,025	—	369,288	2,075,040	—	2,980,353
Tiffany S. Kenyon	342,500	—	107,433	717,515	13,800	1,181,248
(1)    Reflects the aggregate grant date fair value of LTIP unit awards granted to each of our NEOs in accordance with ASC Topic 718. For more information, see footnote (3) to the Summary Compensation Table below in "–Summary Compensation and Other Tables."
(2)    All other compensation for 2024 comprises the 401(k) employer matching contribution for each NEO, if any. See footnote 1 to the Summary Compensation Table set forth in "–Summary Compensation and Other Tables."

WHAT STANDS OUT ABOUT OUR PAY

When Institutional Shareholder Services ("ISS") reviewed our pay plans last year they gave us the second highest possible score. Our disclosures show that:
•We have good external pay parity: our CEO’s pay is conservative relative to both our selected peers and those selected by ISS.
•We have good internal pay parity: our CEO’s pay is less than double that of the next-highest-paid NEO.
•The majority of our CEO’s equity-based pay is performance-based.

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•We have had consistently high support for our pay plans, averaging 97.3% over the last 5 years.
•As of December 31, 2024, our executive chairperson and CEO owned 11.5 times and 22.5 times, respectively, the minimum amount of our equity that they are required to hold under our Minimum Equity Ownership Guidelines.
•The objective metrics of our annual incentive cash bonus program are based on key elements that we believe drive our growth.
•Our programmatic performance-based equity awards are based on the overall value that we provide to our shareholders as compared to shareholders of our self storage REIT peers and other REITs.

PAY ELEMENTS
Each of our NEOs is eligible to receive a base salary, an annual cash bonus based on Company and individual performance factors and longer-term equity-based pay tied to continued employment and, for the performance-based amounts, to achievement of specified goals. In 2024, approximately 80% of our CEO’s annualized target pay and more than 70% of our other NEOs’ annualized average target pay was at risk.
We believe this combination of short- and long-term and stable and variable pay promotes an appropriate balancing of steady and near-term operational and risk management initiatives with a creative and energetic focus on sustainable and exceptional best-in-class customer service, human capital and asset management, and value creation.

SALARY
Base salaries are reviewed annually by our CNCG Committee and may be adjusted to better match competitive market levels or to recognize a NEO's professional growth, development, and increased responsibility. The table below summarizes the 2024 and 2023 base salary for each NEO and the corresponding percentage change against the prior year:

	Base Salary
Executive	2024	2023(1)	Change
Tamara D. Fischer	$300,000	$300,000	0%
David G. Cramer	675,000	600,000	13%
Brandon S. Togashi	495,000	475,000	4%
William S. Cowan, Jr.	536,025	525,000	2%
Tiffany S. Kenyon	342,500	325,000	5%
(1)    Reflects the annualized base salaries for 2023 for Messrs. Cramer and Cowan and Ms. Fischer. The 2023 salaries for Mr. Cramer and Ms. Fischer became effective as of April 1, 2023 and for Mr. Cowan became effective upon his appointment as executive vice president and chief strategy officer on May 31, 2023. For the actual salaries received in 2023 for Messrs. Cramer and Cowan and Ms. Fischer, see the Summary Compensation Table in "–Summary Compensation and Other Tables" below.

The changes in 2024 base salaries were based on the 2022 NEO Benchmarking Analysis and the 2023 Nareit Compensation Survey, each conducted by FPC, to bring base salaries in line with the Company's peers, as discussed below at "–What Informs Our Pay Designs, Metrics and Decisions".
For 2025, based upon the 2024 Nareit Compensation Survey and the NEOs' roles and responsibilities following the internalization of our PRO structure, our CNCG Committee approved the following base salaries for our NEOs in line with our compensation objectives: $313,500 for Ms. Fischer, $760,000 for Mr. Cramer, $517,275 for Mr. Togashi, $560,146 for Mr. Cowan, and $357,913 for Ms. Kenyon.

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ANNUAL INCENTIVE CASH BONUS PAYMENTS
We have provided and expect to continue to provide incentive cash bonuses to encourage outstanding individual and Company performance by motivating our NEOs to achieve short-term Company performance objectives and individual goals. Our annual incentive cash bonus program for our NEOs is based primarily on objective factors aligned with our Company's performance, and to a lesser extent on subjective factors.

2024 Annual Incentive Cash Bonus Program Elements
Objective Performance Criteria	Same Store NOI growth relative to the average growth of our public company self storage REIT peers
–Rationale: Key performance indicator to evaluate year-over-year operations
Core FFO per share growth
–Rationale: Key performance indicator widely used by REITs and by the Company to evaluate the operations of our properties and excludes various items in net income (loss) that do not relate to or are not indicative of our performance

Acquisitions
–Rationale: Key performance indicator reflecting the Company's growth, because acquisitions are a significant component of the Company's growth strategy
Strategic initiatives, such as PRO retirements/new PROs, new ventures or partnerships, and other strategic investments or initiatives
–Rationale: Key performance indicator reflecting the Company's ability to continue its growth over the long-term
Subjective Criteria	–Tailored to each NEO –Considered together with the objective elements and accounts for individual achievements not solely based on quantifiable metrics
Weighting	–Objective and subjective criteria are weighted for each NEO
Performance Levels	–Threshold: Minimum level of performance for incentive cash bonuses to be earned for a particular metric and if not met, no incentive cash bonuses will be earned for that metric
–Target: Level of performance that must be met for incentive cash bonuses to be earned at the target amount for a particular metric
–Maximum: Level of out-performance above target for a particular metric and, if met or exceeded, the incentive cash bonuses will be capped at the maximum level for such performance metric
Payout Range	–From 50% (at threshold) to 150% (at maximum performance) of target amount –If performance falls between two levels, linear interpolation applies

    For an explanation of how we calculate NOI and Core FFO, which are both non-GAAP financial measures, see Appendix A to this Proxy Statement.
The performance levels of each metric are set annually by the CNCG Committee and are intended to take into account, among other things, the Company's prior performance and market conditions that may influence or affect the Company's performance during the upcoming year.
The following table shows the objective metrics and weightings for the 2024 incentive cash bonus opportunity for our NEOs, along with the actual performance achieved in 2024 for the objective metrics.

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		2024 Annual Incentive Levels
Performance Criteria	Weighting for each NEO	Threshold	Target	Maximum	Actual
Same Store NOI Growth Relative to Peer Average(1)	20% for Mr. Cowan; 25% for all other NEOs	Peer Average less 2%	Peer Average	Peer Average plus 2%	Peer Average less 3.6%
Core FFO per Share Growth	30%	(8)%	(5)%	(2)%	(9.3)%
Acquisitions ($ millions)(2)	10%	$100.0	$150.0	$200.0	$188.9
Strategic initiatives (e.g., PRO retirements/new PROs, new ventures or partnerships, and other strategic investments or initiatives)	30% for Mr. Cowan; 25% for all other NEOs	1	2	4	4+
Individual Based Goals	10%	1	3	5	3
(1)    The metric for Same Store NOI growth is based on our Same Store NOI growth relative to the average same store NOI growth for our public company self storage REIT peers, excluding our Company ("Peer Average"). The threshold value represents the Peer Average less 2%, the target value represents the Peer Average, and the maximum value represents the Peer Average plus 2%.
(2)    Includes capital deployed in joint venture acquisitions.

The individual based goals for our NEOs in 2024 included succession planning and management, portfolio optimization initiatives, investor relations initiatives, and implementation of operational efficiencies.
The operating metrics set forth above are used for the limited purpose described above and should not be understood to be statements of management’s expectations of our future results or other guidance. Investors should not apply these metrics in any other context.
The following table shows the threshold, target and maximum incentive cash bonus opportunities that were available to each of our NEOs for 2024, as well as the actual bonus earned for the year ended December 31, 2024 and the percentage that the actual bonus earned bears to the target bonus amount. Whether any of the threshold, target or maximum bonus levels were attained was determined by our CNCG Committee based on achievement and weighting of the criteria set forth in the table above.

2024 Incentive Cash Bonus Levels
Executive	Threshold	Target	Maximum	Actual	Actual as a Percentage of Target
Tamara D. Fischer	$200,000	$400,000	$600,000	$245,560	61%
David G. Cramer	400,000	800,000	1,200,000	491,150	61%
Brandon S. Togashi	247,500	495,000	742,500	303,881	61%
William S. Cowan, Jr.	268,013	536,025	804,038	369,288	69%
Tiffany S. Kenyon	87,500	175,000	262,500	107,433	61%

EQUITY-BASED PAY
LONG-TERM EQUITY INCENTIVE COMPENSATION
Our CNCG Committee believes that a substantial portion of each NEO's compensation should be in the form of long-term equity incentive compensation because equity incentive awards:
•Encourage management to create shareholder value over the long-term;
•Promote management retention because full vesting of the awards generally requires continued employment for multiple years; and

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	34

•Encourage Company growth and the achievement of our business strategies that can take more than one year to execute when they are tied to specific performance criteria.
Long-term equity incentive compensation may be granted in many forms under our 2024 Equity Incentive Plan ("2024 Plan"). For a further description of such awards, see "–Awards Under the Plan" below. We currently use LTIP unit awards in connection with our executive compensation program.
Our long-term equity incentive compensation framework is designed to align the interests of the Company's NEOs with those of the Company's shareholders in a multi-year pay-for-performance structure utilizing both performance-based and time-based LTIP unit awards. The awards are structured to reward, among other things, favorable shareholder returns, the Company’s competitive position within its segment of the real estate industry, and each NEO's contributions to the Company. For each long-term incentive grant in 2024, 40% of the target dollar value of the award is time-based, and the remaining 60% is performance-based. We may also issue long-term incentive grants in connection with the hiring or promotion of NEOs or the achievement of certain strategic initiatives, which may be in this same format or which may have a different composition.
Awards Granted in 2024
The terms of the LTIP awards granted on January 1, 2024 for the performance period ending December 31, 2026 are depicted below.

100% of target dollar value of LTIP unit award	60% Performance-Based	70% 3-Year TSR versus MSCI US REIT Index ("MSCI Component")(1)
		30% 3-Year TSR versus Peer Group 3-Year Weighted Average TSR ("Storage Peer Component")(1)

		3-YEAR CLIFF VESTING IF FUTURE RELATIVE PERFORMANCE IS MET
			MSCI Component		Storage Peer Component(2)
		Result	% of Target to Vest(3)	MSCI US REIT Index Percentile	% of Target to Vest(3)	Peer Group 3-Year Weighted Average TSR(4)
		Minimum	—	Below 35th Percentile	—	Less than Peer Group 3-Year Weighted Average TSR minus 750 basis points
		Threshold	50%	35th Percentile	50%	Peer Group 3-Year Weighted Average TSR minus 750 basis points
		Target	100%	55th Percentile	100%	Peer Group 3-Year Weighted Average TSR plus 100 basis points
		Maximum	200%	75th Percentile	200%	Peer Group 3-Year Weighted Average TSR plus 750 basis points
	40% Time-Based
		3-YEAR VESTING PERIOD - 1/3 OF THE AWARD VESTING EACH YEAR
		–Vesting occurs each January 1 beginning in the first calendar year following the date of grant
		–Vesting subject to continued employment of the NEO

(1) The Storage Peer Component compares the Company's TSR to the cumulative three-year weighted average TSR of our public company self storage REIT peers ("Peer Group 3-Year Weighted Average TSR"), plus or minus a certain number of basis points as described above. If any public company self storage REIT peer is removed from the peer group during the performance period, then the allocation percentage for the MSCI Component will increase by ten percent (10%), and the allocation percentage for the Storage Peer Component will be reduced by ten percent (10%).
(2)    As of December 31, 2024, there were four public company self storage REIT peers, including us.
(3) Represents the percentage of the target dollar value of the portion of the total performance-based LTIP unit award relating to this metric.

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(4)    The Peer Group 3-Year Weighted Average TSR is determined excluding the Company TSR and takes into account the following for each member of the peer group: common equity capitalization (on a fully diluted basis, assuming the conversion of all convertible securities and exchange on a one-for-one basis of all outstanding units in the peer group member's operating partnership for common shares or other securities), preferred equity capitalization, and debt capitalization.

The performance-based LTIP unit awards granted to our NEOs on January 1, 2024 represent the maximum amount of LTIP units that can vest contingent upon the achievement of the performance criteria discussed above during the period between January 1, 2024 and December 31, 2026 (the "performance period"). If the Company TSR is between threshold and target, or target and maximum, performance with respect to the MSCI Component or the Storage Peer Component, then the percentage of the MSCI Component or Storage Peer Component to vest will be determined by linear interpolation between the threshold and target, or target and maximum, amounts. If the Company's TSR during the performance period relative to the TSR of the companies in the MSCI US REIT Index equals or exceeds the 75th percentile, or if our TSR exceeds the Peer Group 3-Year Weighted Average TSR plus 750 basis points under the Storage Peer Component, each NEO will earn 200% of the target amount of the MSCI Component or Storage Peer Component, as applicable. If a criterion's threshold level of performance is not achieved, such that our TSR during the performance period relative to the TSR of the companies in the MSCI US REIT Index is less than the 35th percentile or that our TSR is less than the Peer Group 3-Year Weighted Average TSR minus 750 basis points, then none of the performance-based awards will vest with respect to that criterion.

Majority Performance Based	Relative TSR Metrics	Outpeformance Required
The majority of our LTIP award grants (60%) are predicated on performance.	All of our programmatic performance-based LTIP awards are based on TSR performance versus the MSCI US REIT Index and the Peer Group 3-Year Weighted Average TSR.	The Company must perform above average as compared to the MSCI US REIT Index and the Peer Group 3-Year Weighted Average TSR in order to achieve target payout on our programmatic performance-based awards.

We have focused on the Company’s TSR performance relative to the TSR of our peers in the self storage industry because TSR achievement is a particularly useful metric for ensuring that our executives are thinking about the interests of our shareholders as they execute on our business plans.
On July 1, 2024, the Company internalized our PRO structure, which is expected to generate several strategic benefits, including the simplification of our structure and financial reporting, general and administrative expense savings, the enhancement of our customer acquisition strategy, brand flexibility, and the optimization of our operational execution by leveraging the full benefits of our scale and centralized platforms. In recognition of each NEO's efforts in connection with the internalization of our PRO structure, the CNCG Committee approved special one-time LTIP unit awards to the NEOs. These awards were granted on December 2, 2024, with a grant date fair value of $43.13 based upon the closing price of our Common Shares on November 15, 2024, and are 40% time-based and 60% performance-based. The time-based LTIP units will vest on December 2, 2026, subject to the conditions set forth in the LTIP unit award agreements for each NEO. The performance-based LTIP units will cliff vest on December 2, 2025 upon the satisfaction of the following metrics, with one-third of the performance-based LTIP units associated with each metric, and subject to the conditions set forth in the LTIP unit award agreements for each NEO: (1) achievement of certain predetermined annualized recurring general and administrative expense savings, (2) migration of certain properties managed by the Company’s former PROs onto the Company’s management platforms by no later than June 30, 2025, and (3) successful completion of the PRO internalization.
During the vesting period for the performance-based LTIP units, each NEO will be entitled to receive interim distributions with respect to each performance-based LTIP unit at the maximum level equal to 10% of the distributions paid to a holder of an equal number of OP units. Upon vesting, each NEO will be entitled to receive full distributions payable in cash on each such performance-based LTIP unit earned equal to the distributions payable during the vesting period on an equal number of OP units less the amount of interim distributions already paid. Thereafter, each NEO will be entitled to receive distributions on each vested LTIP unit equal to the distributions paid to a holder of an OP unit as distributions on OP units are made.

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During the vesting period for time-based LTIP units, each NEO will be entitled to receive distributions with respect to each time-based LTIP unit equal to the distributions paid to a holder of an equivalent number of OP units, as distributions on OP units are made.

If a NEO's employment is terminated by us without "cause" or by the NEO for "good reason" (each as defined in the applicable employment agreement), or by reason of the NEO's death or "disability" (as defined in the applicable employment agreement) prior to the completion of the vesting period, then:

•in the case of a termination by us without "cause" or by the NEO for "good reason", 100% of the unvested LTIP awards held by the NEO will become fully vested and free of restrictions.
•in the case of a termination due to death or disability, the following vesting terms ("Death or Disability Vesting Terms") apply with respect to outstanding unvested awards held by the NEO:
◦with respect to outstanding unvested time-based share awards, a prorated portion (for the programmatic grants, based on the number of days of employment since the immediately preceding January 1st until the date of death or disability, as applicable, over 365, and for the grants issued on December 2, 2024, based on the number of days of employment since the grant date until the date of death or disability, as applicable, over 730) of such awards that would have vested on the next applicable vesting date will become vested and free of restrictions and any remaining portion of such awards will be forfeited; and
◦with respect to outstanding unvested performance-based share awards, such awards that vest based on the performance requirements pursuant to the applicable award agreements underlying such awards shall vest, as if no termination of service had occurred.
The following table summarizes the minimum, threshold, target and maximum number of performance-based LTIP unit awards granted on January 1, 2024 that may be earned by each NEO contingent upon performance between January 1, 2024 and December 31, 2026 and the total number of time-based awards granted on January 1, 2024 that each NEO may earn by January 1, 2027:

NEO	January 1, 2024 Performance-based Award(1)				January 1, 2024 Time-based Award(2)
	Minimum	Threshold	Target	Maximum
Tamara D. Fischer	—	5,534	11,067	22,134	8,681
David G. Cramer	—	12,297	24,593	49,185	19,292
Brandon S. Togashi	—	4,919	9,837	19,674	7,717
William S. Cowan, Jr.	—	6,764	13,526	27,052	10,611
Tiffany S. Kenyon	—	2,106	4,212	8,424	3,304
(1)    For each level of performance, the number of units shown in the table above assumes that the same level of performance is achieved for both the MSCI Component and the Storage Peer Component.
(2)    On January 1, 2025, one-third of the time-based awards set forth in this column vested. The remaining two-thirds are scheduled to vest in equal annual installments on January 1, 2026 and January 1, 2027, respectively, subject to the continued employment of the NEO.

The following table summarizes the number of performance-based LTIP unit awards granted on December 2, 2024 that may be earned by each NEO contingent upon performance between December 2, 2024 and December 2, 2025 and the total number of time-based awards granted on December 2, 2024 that each NEO may earn by December 2, 2026:

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	37

NEO	December 2, 2024 Performance-based Award	December 2, 2024 Time-based Award
Tamara D. Fischer	11,268	7,513
David G. Cramer	22,536	15,025
Brandon S. Togashi	13,980	9,322
William S. Cowan, Jr.	13,563	9,044
Tiffany S. Kenyon	5,217	3,478
Outcome of Performance-Based Awards Granted in 2022
During the performance period from January 1, 2022 through December 31, 2024, the Company's 3-year relative TSR ranked in approximately the 24th percentile as compared to the TSR of companies in the MSCI US REIT Index and equaled the Peer Group 3-Year Weighted Average TRS minus 2,165 basis points. As a result, none of the performance-based LTIP unit awards related to the performance period ending December 31, 2024 vested on January 1, 2025.
EQUITY INCENTIVE PLAN
Our 2024 Plan allows for grants of share options, restricted Common Shares, phantom shares, dividend equivalent rights, LTIP units and other restricted limited partnership units issued by our operating partnership and other equity-based awards.
Our 2024 Plan is administered by our CNCG Committee. The CNCG Committee consists solely of independent trustees, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee trustee.
AVAILABLE SHARES
Our 2024 Plan provides for grants of equity-based awards in a quantity up to 3,250,000 Common Shares. As of March 14, 2025, 2,824,392 Common Shares remain available for issuance under the 2024 Plan. If an award granted under our 2024 Plan expires, is forfeited or terminates, the Common Shares subject to any portion of the award that expires, is forfeited or terminates without having been exercised or paid, as the case may be, will again become available for issuance of additional awards. Unless previously terminated by our Board, we will be able to grant awards under our 2024 Plan until May 13, 2034.
AWARDS UNDER THE PLAN
Restricted Shares
A restricted share award is an award of Common Shares that are subject to forfeiture, vesting schedules, restrictions on transferability and such other restrictions as our CNCG Committee may impose at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our CNCG Committee may determine. In general, restricted share awards granted to non-executive employees vest in installments over a vesting period of at least three years. Generally, a participant granted restricted Common Shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted Common Shares. Although dividends will be paid on restricted Common Shares, whether or not vested, at the same rate and on the same date as on our Common Shares (unless otherwise provided in an award agreement), holders of restricted Common Shares are prohibited from selling such shares until they vest.
    LTIP Units
LTIP units are a special class of partnership interest in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one Common Share under the 2024 Plan and will reduce the total number of equity awards available under the plan on a one-for-one basis. The vesting period for LTIP units, if any, will be

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	38

determined at the time of issuance, and for non-executive employees, LTIP unit awards generally vest in installments over a vesting period of at least three years. For information about the vesting of LTIP unit awards granted to our NEOs, please see "–Pay Elements–Equity-Based Pay–Long-Term Equity Incentive Compensation." Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with other holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. Upon reaching parity (or earlier if provided under the individual award agreement), holders of LTIP units will be entitled to receive distributions from our operating partnership in the same amounts as those made on our Common Shares whether or not such LTIP units are vested. If such parity is reached, vested LTIP units may be converted into an equal number of OP units, and thereafter enjoy all the rights of OP units. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that will be realized for a given number of vested LTIP units will be less than the value of an equal number of Common Shares.
    Other Equity-Based Awards
Our 2024 Plan authorizes the granting of other awards based upon our Common Shares (including share options, phantom shares, securities convertible into Common Shares, and dividend equivalents), subject to terms and conditions established at the time of grant.
We have filed with the SEC a Registration Statement on Form S-8 registering the offers and sales of our Common Shares issuable under our 2024 Plan.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents certain information about our equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining available at fiscal year‑end for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	N/A	N/A	3,075,086
Equity compensation plans not approved by shareholders	—	—	—
Total	N/A	N/A	3,075,086

(1)    The number of securities remaining available for issuance under our equity compensation plans as of December 31, 2024 as indicated in column (c) in the table above is equal to 3,250,000 securities, which is the total number of securities available to us under our 2024 Plan as of December 31, 2024 to make grants of share options, restricted Common Shares, phantom shares, dividend equivalent rights, LTIP units and other restricted limited partnership units issued by our operating partnership and other equity-based awards less 174,914, which is the number of securities that have been issued (but not forfeited) under our 2024 Plan. This table excludes 2,474,710 LTIP unit awards granted under our 2013 equity incentive plan ("2013 Plan") (which have since been forfeited), and 1,986,084 equity awards granted under our 2015 equity incentive plan ("2015 Plan") because our 2013 Plan and 2015 Plan have been terminated. As of December 31, 2024, we did not have any options, warrants or rights to purchase Common Shares outstanding under our equity compensation plans.
AMENDMENTS AND TERMINATION
Our Board may amend, suspend, alter or discontinue our 2024 Plan but cannot take any action that would impair the rights of an award recipient with respect to an award previously granted without such award recipient's consent unless such amendments are required in order to comply with applicable laws. Our Board may not amend our 2024 Plan without shareholder approval in any case in which amendment in the absence of such approval would cause our 2024 Plan to fail to comply with any applicable legal, exchange, or similar requirement, such as an amendment that would:

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•other than through adjustment as provided in our 2024 Plan, increase the total number of Common Shares reserved for issuance under our 2024 Plan;
•materially expand the class of trustees, officers, employees, consultants and advisors eligible to participate in our 2024 Plan;
•reprice any share options under our 2024 Plan; or
•otherwise require such approval.

BENEFITS/PERKS/OTHER
EMPLOYEE BENEFITS
We have a tax-qualified 401(k) Retirement Savings Plan, or the 401(k) plan. All eligible employees may participate in our 401(k) plan, including our NEOs. Under our 401(k) plan, employees are eligible to defer a portion of their salary, and we currently match a portion of each eligible employee's contributions. We do not enable our employees to invest in our Common Shares through our 401(k) plan.
PERQUISITES AND OTHER PERSONAL BENEFITS
We provide no perquisites or other personal benefits to our NEOs, except as disclosed in our Summary Compensation Table in "–Summary Compensation and Other Tables" below.

WHAT INFORMS OUR PAY DESIGNS, METRICS AND DECISIONS
We use our pay designs, metrics, and decisions as some of many tools to:
•attract, retain, motivate and provide direction and parameters to top talent.
•encourage the achievement of our business strategies and operational goals.
•encourage appropriate risk taking and reflect sound corporate governance practices.
•align NEOs’ and shareholders’ interests and support sustainable value creation.
Our CNCG Committee, in consultation with our outside compensation consultant, FPC, conducts compensation benchmarking analyses to ensure that our compensation programs for our NEOs and independent trustees are competitive with those of certain other publicly traded REITs (each, a "Benchmarking Analysis" and together, the "Benchmarking Analyses"). The Benchmarking Analyses include a comprehensive review of each component of the total compensation opportunities for our NEOs and independent trustees relative to market data for REITs with market capitalization, enterprise value, and business model similar to that of our Company. We refer to this group of REITs as our "peer group". The peer group used for the 2023 and 2024 independent trustee Benchmarking Analysis and 2022 NEO Benchmarking Analysis is listed below.

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Peer Group Companies	2022 NEO and 2023 Independent Trustee Benchmarking Analysis	2024 Independent Trustee Benchmarking Analysis
Apartment Income REIT Corp.	●
Brixmor Property Group Inc.	●	●
Cousins Properties Incorporated	●	●
CubeSmart	●	●
EastGroup Properties, Inc.	●	●
Equity Lifestyle Properties, Inc.		●
First Industrial Realty Trust, Inc.	●	●
Independence Realty Trust, Inc.		●
Kite Realty Group Trust	●	●
Life Storage, Inc.	●
Omega Healthcare Investors, Inc.	●
Rayonier Inc.		●
Rexford Industrial Realty, Inc.	●	●
STAG Industrial, Inc.	●	●
Tanger Inc.		●
Uniti Group Inc.		●
The changes to the peer group for the 2024 Benchmarking Analysis were made in consultation with FPC to remove companies that the CNCG Committee believed were no longer suitable for inclusion in the peer group due to their acquisition, their relative size from an equity UPREIT market capitalization and total capitalization perspective, or their business model (models focused on long-term leases) and to replace them with companies that are similarly sized to the Company or are within recommended size parameters or that have business models that are more closely aligned with the Company (customer facing business models).

The market data for our NEOs was sourced from FPC’s proprietary database, the 2022, 2023 and 2024 Nareit Compensation Surveys conducted by FPC, and the public filings of the REITs included in the analysis. For our independent trustees, the market data was sourced from the 2024 National Association of Corporate Directors Director Compensation Report (as well as prior years), the Top 100 Real Estate Compensation Analysis conducted by FPC in June 2024, and the public filings of the REITs included in the analysis. This information was considered by our CNCG Committee in approving increased annual base salaries for our NEOs in 2024 and 2025, as set forth above under "–Pay Elements–Salary." The independent trustee Benchmarking Analysis was considered by our CNCG Committee in approving our independent trustee compensation program for 2024 and 2025, as described above under "Our Board–How We Are Paid." Any changes approved are intended to better align each NEO's and independent trustee's total compensation with the peer group.

    We also apply a collection of good pay governance standards and parameters to our pay designs and decisions including the following:

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KEY PAY GOVERNANCE FEATURES
What we do and have....		What we don't do and don't have....
✓	Pay for performance, including incentive compensation (both cash and equity) that is subject to achievement of various performance objectives	✗	No excise tax gross-ups with respect to payments made in connection with a change of control
✓	Salaries comprise a relatively modest portion of each NEO's overall compensation opportunity	✗	No non-qualified deferred compensation or supplemental retirement benefits for our NEOs
✓	Balance of short-term and long-term incentives	✗	No hedging of the value of Company securities
✓	Minimum equity ownership guidelines for our executive officers and trustees	✗	No uncapped cash and equity incentive awards
✓	Policy for the recovery of erroneously awarded incentive compensation	✗	No excessive perquisites to NEOs
✓	Policy on insider trading by our trustees, executive officers, and employees
✓	Limitations on pledging of Company securities by executive officers and trustees
✓	Independent compensation consultant
✓	Take into consideration shareholder feedback on compensation, including "say on pay" votes
✓	"Double-trigger" change of control benefits

HOW WE OVERSEE AND APPLY OUR PAY PROGRAMS
ROLES OF OUR CNCG COMMITTEE, COMPENSATION CONSULTANT AND MANAGEMENT
    CNCG Committee
Our CNCG Committee, which is comprised entirely of independent trustees, has overall responsibility for monitoring the performance of our NEOs and evaluating and approving our executive compensation plans, policies and programs. In addition, our CNCG Committee oversees our 2024 Plan.
Our CNCG Committee determines all components of our executive chairperson's compensation. With respect to our other NEOs, our CNCG Committee seeks input from our executive chairperson and reviews and approves all components of the other NEOs' compensation.
    Compensation Consultant
Our CNCG Committee has engaged FPC, an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. FPC provides our CNCG Committee with advice concerning the types and levels of compensation to be paid to our NEOs and independent trustees.
Our CNCG Committee policy requires that its compensation consultants be independent of Company management. Our CNCG Committee performs an annual assessment to determine whether FPC is independent. Our CNCG Committee assessed FPC's independence most recently in February 2025 and determined that the engagement did not raise any conflict of interests with management.

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    Management
Ms. Fischer, our executive chairperson, Mr. Nordhagen, our vice chairperson, and Mr. Cramer, our president and CEO and member of our Board, generally attend CNCG Committee meetings and provide information as to the individual performance of the NEOs and other key employees. Ms. Fischer makes annual recommendations to our CNCG Committee with respect to our other NEOs (including Mr. Cramer) and other key employees. Nonetheless, all components of our NEOs' compensation are approved by our CNCG Committee in its sole discretion and our executive chairperson is not present during our CNCG Committee’s determination with respect to her own compensation.
RECOVERY POLICY FOR ERRONEOUSLY AWARDED INCENTIVE COMPENSATION
In compliance with the final rules adopted by the SEC and the listing standards adopted by the NYSE, we have adopted a policy which, subject to limited exceptions, requires us to recover erroneously awarded incentive compensation paid to our executive officers based on financial results that are subsequently restated.
MINIMUM EQUITY OWNERSHIP GUIDELINES
Our minimum equity ownership guidelines require our independent trustees, NEOs, and certain other officers to maintain a minimum number of Common Shares (including OP units and LTIP units), 6.000% Series A cumulative redeemable preferred shares of beneficial interest ("Series A Preferred Shares") and 6.000% Series B cumulative redeemable preferred shares of beneficial interest ("Series B Preferred Shares") having a market value equal to a specified multiple of the individual's annual base salary (in the case of our officers) or annual cash compensation (in the case of our independent trustees) as specified below, which is determined at the time that they become subject to the policy or experience a change of position that increases the requirement. Each person covered by the policy is required to meet these requirements within five years after the date that they became subject to the policy (or, if the requirements increase due to a change in position of employment, any incremental increase in the required ownership level must be satisfied within five years after the change in position has become effective). The minimum equity ownership guidelines exclude any Common Shares or OP units pledged by a trustee or officer for purposes of determining if the minimum ownership requirements are met. The CNCG Committee annually reviews progress toward achieving these ownership levels. As of March 14, 2025, each officer and independent trustee complied with the minimum equity ownership guidelines.

Position/NEO Subject to Guidelines	Requirement During 2024(1)	Approximate Multiple of Required Amount Owned as of December 31, 2024(2)
Ms. Fischer	6x	11.5x
Mr. Cramer	5x	22.5x
Mr. Togashi	3x	3.5x
Mr. Cowan	3x	1.4x
Ms. Kenyon	3x	1.5x
Independent Trustees	5x	0.7x -150.6x(3)
(1)    Expressed as a multiple of annual base salary for NEOs and annual cash compensation for independent trustees (without regard to whether such annual cash compensation is taken in equity) at the time that the NEOs and independent trustees became subject to the guidelines or, if applicable, at the time that the NEOs experienced a change in employment which increased the requirement ("Measurement Time"). This multiple is then converted into a required number of shares that must be held based upon the share price at the Measurement Time as determined in accordance with the policy ("Required Amount").
(2)    Calculated based on the number of Common Shares, OP units, vested LTIP units, time-based unvested LTIP units, Series A Preferred Shares and Series B Preferred Shares that are held and not pledged as of December 31, 2024 and the Required Amount that must be held, which is determined in the manner set forth in clause (1) above.
(3)    Each person covered by the minimum equity ownership guidelines must meet the requirements within five years after the date that they became subject to the policy (or, if the requirement increases due to a change in position of employment, any incremental increase in the required ownership level must be satisfied within five years after the change in position has become effective).

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INSIDER TRADING POLICY
We have adopted the statement of corporate policy regarding equity transactions (the "Insider Trading Policy"), which prohibits all trustees, officers, employees and consultants from engaging in any transaction involving the purchase, sale or transfer of Company securities based on material non-public information about the Company. We also take appropriate steps to comply with applicable securities laws and regulations and stock exchange listing standards when we engage in transactions in our securities. We believe that our Insider Trading Policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our annual report on Form 10-K for the year ended December 31, 2024 ("2024 Form 10-K"), which was filed with the SEC on February 27, 2025.
TIMING OF CERTAIN EQUITY AWARDS
We do not currently grant awards of stock options, stock appreciation rights, or similar option-like awards as part of our compensation program. We do not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.
POLICY ON HEDGING AND PLEDGING TRANSACTIONS
We prohibit our executive officers, trustees, and employees who are located at our corporate headquarters and hold a position at or above the director level from engaging in hedging transactions involving Company securities (which includes any securities issued by, or convertible or exchangeable for securities issued by, the Company or our subsidiaries). Prohibited hedging transactions include the use of financial instruments such as puts, calls, prepaid variable forward contracts, equity swaps, short sales, collars and exchange funds. This prevents such persons from continuing to own Company securities without having the full risks and rewards of ownership, which could cause such persons to have objectives that are not aligned with the Company's other shareholders. We have also adopted limitations on the ability of our officers subject to the requirements of Section 16 of the Exchange Act and our trustees to pledge Common Shares and OP units, with such pledges not to exceed the lesser of the following unless otherwise approved by the Board: (i) 50% of each person's Common Shares and OP units on an aggregate basis or (ii) 2.5% of the Company's outstanding Common Shares, without taking into account any OP units. If a Section 16 officer or trustee exceeds this threshold as a result of the Company repurchasing Common Shares pursuant to its share repurchase program, such person will not be deemed to be in violation of the policy, but such person may not pledge additional Common Shares or OP units until he or she is within the threshold. If an individual exceeds the threshold (other than as a result of the Company repurchasing Common Shares pursuant to its share repurchase program) without the approval of the Board, then promptly after discovery, such person shall remedy this by (i) causing the release of a portion of his or her pledged securities; (ii) acquiring additional Common Shares and/or OP units (or a combination thereof), such that his or her pledged securities no longer exceed the permitted pledging threshold; or (iii) some other method approved by the CNCG Committee. We recognize that by allowing such limited pledging arrangements, our Section 16 officers and trustees are able to pursue their respective business interests without the need to sell Company securities to raise additional capital.
TAX GROSS-UP PAYMENTS
We do not provide any gross-up or similar payments to our NEOs except as may arise from time to time in relation to certain relocation expenses. According to their employment agreements, if any payments or benefits to be paid or provided to any NEO would be subject to "golden parachute" excise taxes under Section 4999 of the Code, the NEO's payments and benefits under his or her employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the NEO.
TAX IMPLICATIONS - DEDUCTIBILITY OF NEO COMPENSATION
Section 162(m) of the Internal Revenue Code ("Code") limits the deductibility on the Company’s tax return of compensation over $1 million to any of the chief executive officer and the two most highly compensated executive officers of the Company other than the chief executive officer. The Company believes that, because it has

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elected and believes it has qualified as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that is not deductible under Section 162(m) will generally not affect the Company’s net income in any material amount. Our CNCG Committee’s compensation policy and practices therefore are not directly guided by considerations relating to Section 162(m).
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
Our CNCG Committee has discussed the concept of risk as it relates to our compensation programs with management and FPC, and our CNCG Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our CNCG Committee is a current or former officer or employee of ours or any of our subsidiaries. None of our NEOs serves as a member of the board of trustees (or equivalent) or compensation committee (or other board committee performing equivalent functions) of any company that has one or more of its executive officers serving as a member of our Board or CNCG Committee.

COMPENSATION COMMITTEE REPORT
The CNCG Committee evaluates and establishes compensation for our NEOs and administers our 2024 Equity Incentive Plan. While management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the CNCG Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The CNCG Committee is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the CNCG Committee with regard to executive compensation. The CNCG Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Members of the CNCG Committee

Rebecca L. Steinfort, Chairperson
Lisa R. Cohn
Chad L. Meisinger

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) "soliciting material" or "filed" or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

PAY-RELATED VOTE

PROPOSAL 3 ON EXECUTIVE COMPENSATION

PROPOSAL 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION
We are requesting that our shareholders approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement, by voting on the following resolution:
"RESOLVED, that our shareholders approve, on an advisory basis, the compensation of our NEOs as described in this Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	45

Table and the other related tables and narrative disclosure."
Because your vote is advisory, it will not be binding upon us or our Board. However, the CNCG Committee, which is responsible for designing and administering our executive compensation programs, values your opinion and has and will continue to take into account the outcome of the vote when considering future executive compensation arrangements.
If a quorum is present, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required to approve, on an advisory basis, the compensation of our NEOs. Proxies solicited by our Board will be voted FOR this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purposes of determining the presence of a quorum.
Our Board recommends a vote FOR approval of the compensation of our NEOs as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this Proxy Statement.

SUMMARY COMPENSATION AND OTHER TABLES
SUMMARY COMPENSATION TABLE
The following table summarizes the annual compensation received by our NEOs in the years ended December 31, 2024, 2023 and 2022.

Name and Principal Positions	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Stock Awards		All Other Compensation(1)	Total
Tamara D. Fischer, Executive Chairperson(2)	2024	$300,000	—	$245,560	$1,710,025	(3)	$13,800	$2,269,385
	2023	416,666	—	240,000	900,000		13,200	1,569,866
	2022	700,000	—	1,160,000	2,200,000		12,342	4,072,342
David G. Cramer, Chief Executive Officer and President(2)	2024	675,000	—	491,150	3,620,006	(3)	13,800	4,799,956
	2023	585,419	—	420,000	1,700,000		13,200	2,718,619
	2022	550,000	—	797,500	850,000		—	2,197,500
Brandon S. Togashi, Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer(2)	2024	495,000	—	303,881	1,805,015	(3)	13,800	2,617,696
	2023	475,000	—	285,000	750,000		13,200	1,523,200
	2022	450,000	—	652,500	600,000		12,342	1,714,842
William S. Cowan, Jr., Executive Vice President and Chief Strategy Officer(2)	2024	536,025	—	369,288	2,075,040	(3)	—	2,980,353
	2023	286,393	—	183,750	2,000,000		252,225	2,722,368
Tiffany S. Kenyon, Executive Vice President, Chief Legal Officer and Secretary(2)	2024	342,500	—	107,433	717,515	(3)	13,800	1,181,248
	2023	325,000	—	96,000	325,000		13,200	759,200
(1)    For all of our NEOs, all other compensation for 2024 comprises the value of such NEO's 401(k) employer matching contribution, if any.
(2)    Effective July 1, 2022, Mr. Cramer was elevated to the position of president, in addition to his position as our chief operating officer. Effective January 1, 2023, Ms. Kenyon was elevated to the position of chief legal officer. Effective April 1, 2023, Ms. Fischer was elevated to the position of executive chairperson, and Mr. Cramer was elevated to the position of chief executive officer. Effective May 31, 2023,

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	46

Mr. Cowan was appointed to the position of chief strategy officer. Effective December 31, 2024, Mr. Togashi resigned his position as Chief Accounting Officer in connection with the appointment of John Esbenshade as our Chief Accounting Officer.
(3)    Reflects the aggregate grant date fair value of LTIP unit awards granted to each of our NEOs in accordance with ASC Topic 718 based upon the information below. The assumptions used to calculate the grant date value of share awards are set forth under Note 9 of the Notes to the Consolidated Financial Statements included in our 2024 Form 10-K, which was filed with the SEC on February 27, 2025. For additional information, see "–Compensation Discussion and Analysis–Pay Elements–Equity-Based Pay–Long-Term Equity Incentive Compensation" above.
•For the awards granted on January 1, 2024 in connection with our long-term equity incentive plan, based upon (i) $41.47 per unit for the time-based awards to Ms. Fischer ($360,000), Mr. Cramer ($800,000), Mr. Togashi ($320,000), Mr. Cowan ($440,000), and Ms. Kenyon ($137,000), and (ii) $48.79 per unit for the performance-based awards to Ms. Fischer ($540,000), Mr. Cramer ($1,200,000), Mr. Togashi ($480,000), Mr. Cowan ($660,000) and Ms. Kenyon ($205,500), which represents the value of the awards at their target levels on the grant date. The number and value of the performance-based awards granted on January 1, 2024 at their maximum levels on the grant date in accordance with ASC Topic 718 based upon $48.79 per unit is as follows: Ms. Fischer - 22,134 units ($1,080,000), Mr. Cramer - 49,185 units ($2,400,000), Mr. Togashi - 19,674 units ($960,000), Mr. Cowan - 27,052 units ($1,320,000), and Ms. Kenyon - 8,424 units ($411,000).
•For the awards granted on December 2, 2024 in connection with our long-term equity incentive plan, based upon $43.13 per unit for the time-based awards to Ms. Fischer ($324,036), Mr. Cramer ($648,028), Mr. Togashi ($402,058), Mr. Cowan ($390,068) and Ms. Kenyon ($150,006) and for the performance-based awards to Ms. Fischer ($485,989), Mr. Cramer ($971,978), Mr. Togashi ($602,957), Mr. Cowan ($584,972) and Ms. Kenyon ($225,009).
2024 GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to each grant of a plan-based award made to a NEO in the fiscal year ended December 31, 2024. The following table reflects (i) under estimated future payouts under non-equity incentive plan awards, the threshold, target, and maximum performance payouts under our 2024 annual incentive cash bonus program, (ii) under estimated future payouts under equity incentive plan awards, the threshold, target and maximum amount of LTIP unit awards, as applicable, granted to a NEO that can vest contingent upon the achievement of performance criteria over the applicable performance period pursuant to the performance-based component of our long-term equity incentive plan, (iii) under all other share awards, the time-based LTIP unit awards granted in 2024 pursuant to our long-term equity incentive plan, and (iv) the grant date fair value of such awards. For additional information, see "–Compensation Discussion and Analysis–Pay Elements" above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares or Units (#)	Grant Date Fair Value of Share Awards ($)(3)
Name	Grant Date	Date of CNCG Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Tamara D. Fischer	—	—	$200,000	$400,000	$600,000	—	—	—	—	$—
	1/1/24	11/8/23	—	—	—	5,534	11,067	22,134	8,681	900,000
	12/2/24	11/15/24	—	—	—	—	11,268	—	7,513	810,025
David G. Cramer	—	—	400,000	800,000	1,200,000	—	—	—	—	—
	1/1/24	11/8/23	—	—	—	12,297	24,593	49,185	19,292	2,000,000
	12/2/24	11/15/24	—	—	—	—	22,536	—	15,025	1,620,006
Brandon S. Togashi	—	—	247,500	495,000	742,500	—	—	—	—	—
	1/1/24	11/8/23	—	—	—	4,919	9,837	19,674	7,717	800,000
	12/2/24	11/15/24	—	—	—	—	13,980	—	9,322	1,005,015
William S. Cowan, Jr.	—	—	268,013	536,025	804,038	—	—	—	—	—
	1/1/24	11/8/23	—	—	—	6,764	13,526	27,052	10,611	1,100,000
	12/2/24	11/15/24	—	—	—	—	13,563	—	9,044	975,040
Tiffany S. Kenyon	—	—	87,500	175,000	262,500	—	—	—	—	—
	1/1/24	11/8/23	—	—	—	2,106	4,212	8,424	3,304	342,500
	12/2/24	11/15/24	—	—	—	—	5,217	—	3,478	375,015

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	47

(1)    Our CNCG Committee determined annual cash incentive compensation for our NEOs in respect of the achievement of performance goals during fiscal year 2024 (paid in March 2025) as follows: Ms. Fischer - $245,560, Mr. Cramer - $491,150, Mr. Togashi - $303,881, Mr. Cowan - $369,288, and Ms. Kenyon - $107,433 based on the business performance of our Company and each executive's individual goals during the 2024 fiscal year, as described above in "–Compensation Discussion and Analysis–Pay Elements–Annual Incentive Cash Bonus Payments." These cash awards are reflected in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation" above.
(2)    The second row for each NEO reflects (i) the threshold, target and maximum amounts of performance-based LTIP unit awards granted on January 1, 2024 under the heading "Estimated Future Payouts Under Equity Incentive Plan Awards" and (ii) time-based LTIP unit awards under the heading "All Other Share Awards: Number of Shares or Units" granted on January 1, 2024 for Ms. Fischer, Mr. Cramer, Mr. Togashi, Mr. Cowan, and Ms. Kenyon under our long-term equity incentive plan. The third row for each NEO reflects (i) the amount of performance-based LTIP unit awards granted on December 2, 2024 under the heading "Estimated Future Payouts Under Equity Incentive Plan Awards" and (ii) time-based LTIP unit awards under the heading "All Other Share Awards: Number of Shares or Units" granted on December 2, 2024 for Ms. Fischer, Mr. Cramer, Mr. Togashi, Mr. Cowan, and Ms. Kenyon under our long-term equity incentive plan. The number of performance-based LTIP units granted on December 2, 2024 that are associated with each performance metric are set forth below. For more information, see "–Compensation Discussion and Analysis–Pay Elements–Equity-Based Pay–Long-Term Equity Incentive Compensation."

Name	Number of Performance-Based LTIP Units Granted on December 2, 2024 Associated with Each Performance Metric
	Achievement of Certain Predetermined Annualized Recurring General and Administrative Expense Savings	Migration of Certain Properties onto the Company’s Management Platforms by June 30, 2025	Successful Completion of the PRO Internalization
Tamara D. Fischer	3,756	3,756	3,756
David G. Cramer	7,512	7,512	7,512
Brandon S. Togashi	4,660	4,660	4,660
William S. Cowan, Jr.	4,521	4,521	4,521
Tiffany S. Kenyon	1,739	1,739	1,739
(3)    Reflects the aggregate grant date fair value in accordance with ASC Topic 718 based upon (i) $41.47 per unit for the time-based awards granted on January 1, 2024 and $43.13 per unit for the time-based awards granted on December 2, 2024, in each case in connection with our long-term equity incentive plan and (ii) $48.79 per unit for the performance-based awards granted on January 1, 2024 and $43.13 per unit for the performance-based awards granted on December 2, 2024, respectively, in connection with our long-term equity incentive plan, which for the awards granted on January 1, 2024 represents the number of units and value of the awards at their target levels on the grant date. The assumptions used to calculate the grant date value of equity-based awards are set forth under Note 9 of the Notes to the Consolidated Financial Statements included in our 2024 Form 10-K, which was filed with the SEC on February 27, 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2024
The following table summarizes all outstanding equity awards held by our NEOs on December 31, 2024.

	Stock Awards(1)
Name	Number of Shares or Units That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(3)
Tamara D. Fischer	27,077	$1,026,489	58,906	$2,233,126
David G. Cramer	48,669	$1,845,042	119,894	$4,545,182
Brandon S. Togashi	23,732	$899,680	54,908	$2,081,562
William S. Cowan, Jr.	54,254	$2,056,769	69,210	$2,623,751
Tiffany S. Kenyon	10,395	$394,074	22,852	$866,319

(1)    The option award columns are omitted because the Company has no outstanding option awards.
(2)    Consists of compensatory time-based LTIP unit awards granted to our NEOs which had not vested as of December 31, 2024. Of these grants to Ms. Fischer, 10,455 vested on January 1, 2025, 6,216 are scheduled to vest on January 1, 2026, 7,513 are scheduled to vest on December 2, 2026, and 2,893 are scheduled to vest on January 1, 2027, subject to continued employment. Of these grants to Mr. Cramer, 14,508 vested on January 1, 2025, 12,706 are scheduled to vest on January 1, 2026, 15,025 are scheduled to vest on December 2, 2026, and 6,430 are scheduled to vest on January 1, 2027, subject to continued employment. Of these grants to Mr. Togashi, 6,498 vested on January 1, 2025, 5,340 are scheduled to vest on January 1, 2026, 9,322 are scheduled to vest on December 2, 2026, and 2,572 are scheduled to vest on January 1, 2027, subject to continued employment. Of these grants to Mr. Cowan, 3,537 vested on January 1, 2025, 17,300 are scheduled to vest on June 10, 2025, 3,537 are scheduled to vest on January 1, 2026, 10,471 are scheduled to vest on June 10, 2026, 9,044 are scheduled to vest on December 2, 2026, 3,537 are scheduled to vest on January 1, 2027, and 6,828 are scheduled to vest on June 10, 2027, subject to continued employment. Of these grants to Ms. Kenyon, 2,302 vested on January 1, 2025, 710 vested on March 1, 2025, 503 are scheduled to vest on June 10, 2025, 2,301 are scheduled to vest on January 1, 2026, 3,478 are scheduled to vest on December 2, 2026, and 1,101 are scheduled to vest on January 1, 2027, subject to continued employment.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	48

(3)    The market value shown is based on the closing price of our Common Shares on the NYSE of $37.91 per share as of December 31, 2024.
(4)    Consists of compensatory performance-based LTIP unit awards granted to our NEOs which had not vested as of December 31, 2024. The number of unearned performance-based LTIP unit awards represents (i) none of the LTIP units that could have vested on January 1, 2025 with respect to the performance period between January 1, 2022 and December 31, 2024, as the performance criteria for vesting were not satisfied, (ii) the maximum number of LTIP units that can vest on December 2, 2025 contingent upon the achievement of performance criteria during the period between December 2, 2024 and December 2, 2025 as follows: Ms. Fischer - 11,268, Mr. Cramer - 22,536, Mr. Togashi - 13,980, Mr. Cowan - 13,563, and Ms. Kenyon - 5,217, (iii) the maximum amount of LTIP units that can vest on January 1, 2026 contingent upon the achievement of performance criteria during the period between January 1, 2023 and December 31, 2025 as follows: Ms. Fischer - 25,504, Mr. Cramer - 48,173, Mr. Togashi - 21,254, Mr. Cowan - 28,595, and Ms. Kenyon - 9,211, and (iv) the maximum amount of LTIP units that can vest on January 1, 2027 contingent upon the achievement of performance criteria during the period between January 1, 2024 and December 31, 2026 as follows: Ms. Fischer - 22,134, Mr. Cramer - 49,185, Mr. Togashi - 19,674, Mr. Cowan - 27,052, and Ms. Kenyon - 8,424. For more information about the performance criteria, see "–Compensation Discussion and Analysis–Pay Elements–Equity-Based Pay–Long-Term Equity Incentive Compensation."

OPTION EXERCISES AND SHARES VESTED
We have not awarded any options to our NEOs and, therefore, there were no option awards outstanding at the fiscal year ended December 31, 2024. The following table summarizes the number of LTIP units held by our NEOs that vested on the dates set forth below during the fiscal year ended December 31, 2024 and the value realized on vesting.

Name	Vesting Date	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Tamara D. Fischer	1/1/24	30,797	$1,277,152
David G. Cramer	1/1/24	16,721	$693,420
Brandon S. Togashi	1/1/24	11,575	$480,015
William S. Cowan, Jr.	6/10/24	3,642	$141,091
Tiffany S. Kenyon	1/1/24	1,200	$49,764
Tiffany S. Kenyon	3/1/24	1,577	$57,561
Tiffany S. Kenyon	6/10/24	504	$19,525
(1)Represents the aggregate number of LTIP units that vested in 2024 on the referenced date.
(2)The value realized on vesting of the LTIP units is the product of (a) the closing price on the NYSE of the Company's Common Shares on the vesting date (or, if the vesting date was not a trading day, the immediately preceding trading day), multiplied by (b) the number of LTIP units vesting. In each case, the value realized is before payment of any applicable taxes and brokerage commissions, if any.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS
We have entered into employment agreements with our NEOs. Each employment agreement provides for a three-year term, except in the case of Mr. Togashi which agreement provides for a one-year term, and in each case the agreements provide for automatic one-year extensions thereafter unless either party provides at least 90 days' notice of non-renewal. These employment agreements require our NEOs to devote substantially all of their time to our affairs.
The employment agreements provide for:
•a specified minimum annual base salary, subject to increases at the discretion of our Board or the CNCG Committee;
•eligibility for annual cash performance bonuses based on the satisfaction of performance goals established by our Board or our CNCG Committee, which will be awarded at the discretion of our CNCG Committee;

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	49

•participation in our equity incentive plan (including eligibility for regular, annual grants under the plan), as well as other incentive, savings and retirement plans applicable generally to NEOs; and
•medical and other group welfare plan coverage and fringe benefits provided to our NEOs.
Under the employment agreements, if a NEO's employment is terminated by us without "cause" or by the NEO for "good reason" (each as defined in the applicable employment agreement) (where good reason includes as a result of the Company's notice of non-renewal of the employment term), the NEO will be entitled to the following severance payments and benefits, subject to the execution and non-revocation of a general release of claims:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•an amount equal to the sum of the NEO's then-current annual base salary plus the greater of the annual average bonus over the prior two years (or such fewer years with respect to which the NEO received an annual bonus) and the NEO's target annual bonus for the year of termination, multiplied by the applicable multiple set forth below for each NEO;

NEO	2024 Multiple
Tamara D. Fischer	3
David G. Cramer	3
Brandon S. Togashi	2
William S. Cowan, Jr.	1
Tiffany S. Kenyon	1

•health benefits for the NEO and eligible family members following the NEO's termination of employment at the same level as in effect immediately preceding such termination, for two years in the case of Ms. Fischer, Mr. Cramer and Mr. Togashi and for one year in the case of Mr. Cowan and Ms. Kenyon, in each case subject to reduction to the extent that the NEO receives comparable benefits from a subsequent employer; and
•100% of the unvested shares or share-based awards held by the NEO will become fully vested and/or exercisable.
Each employment agreement also provides that each NEO, or his or her estate, will be entitled to certain severance benefits in the event of death or disability. Specifically, each NEO or, in the event of such person's death, his or her beneficiaries will receive:
•accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•prorated annual bonus for the year in which the termination occurs;
•health benefits for the NEO and/or eligible family members following the NEO's termination of employment at the same level as in effect immediately preceding the NEO's death or disability, for two years in the case of Ms. Fischer, Mr. Cramer and Mr. Togashi and for one year in the case of Mr. Cowan and Ms. Kenyon; and
•for all outstanding unvested share awards held by the NEO, the Death or Disability Terms shall apply. For information about the Death or Disability Terms, see "–Compensation Discussion and Analysis–Pay Elements–Equity-Based Pay–Long-Term Equity Incentive Compensation."
The employment agreements also define "good reason" following a change-in-control (as defined in the applicable employment agreement), and provide for 100% of the unvested shares (or share-based awards) held by

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	50

the NEO to become fully vested and/or exercisable if the NEO's employment is terminated by our Company without cause or if the NEO quits for "good reason" following the effective date of a change in control; provided that in the case of a "good reason" following a change in control for each of our NEOs other than Mr. Togashi, such "good reason" occurs within twenty-four (24) months following the change in control.
The employment agreements also contain standard confidentiality provisions, which apply indefinitely, and non-competition and non-solicitation provisions, which apply during the term of the employment agreements and for a period of two years following termination of employment in the case of Ms. Fischer, Mr. Cramer and Mr. Togashi and for a period of one year following termination of employment in the case of Mr. Cowan and Ms. Kenyon.
CHANGE IN CONTROL
Under our 2024 Plan, a change in control is defined as the occurrence of any of the following events: (1) the acquisition of more than 50% of our then outstanding Common Shares or the combined voting power of our outstanding securities by any person; (2) the sale or disposition of all or substantially all of our assets, other than certain sales and dispositions to entities owned by our shareholders; (3) a merger, consolidation, conversion, or statutory share exchange where our shareholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (4) during any consecutive 24 calendar month period, the members of our Board at the beginning of such period, the "Incumbent Trustees," cease for any reason (other than due to death or disability) to constitute at least a majority of the members of our Board (for these purposes, any trustee whose election or nomination for election was approved or ratified by a vote of at least a majority of the Incumbent Trustees shall be deemed to be an Incumbent Trustee); or (5) shareholder approval of a plan or proposal for our liquidation or dissolution.
Upon a change in control, awards may be subject to accelerated automatic or conditional accelerated vesting depending on the terms of the grant agreement establishing the award. In addition, the CNCG Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the CNCG Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).
POTENTIAL PAYMENTS UPON TERMINATION OR FOLLOWING A CHANGE IN CONTROL
As set forth in the employment agreements for our NEOs, our NEOs will be entitled to certain compensation and benefits in the event of a termination of employment. Assuming a termination of employment occurred on December 31, 2024 and a price per share of our Common Shares on the date of termination of $37.91 (based on the closing price of our Common Shares on the NYSE as of that date), the amount of compensation that would have been payable to each NEO in each situation is listed in the table below. The amounts shown below are for illustrative purposes only. Actual amounts that would be paid on any termination of employment can only be determined at the time of any actual separation from the Company.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	51

	Estimated Potential Payments Upon Termination or Change of Control
	Base Salary(1) ($)	Annual Bonus(2) ($)	Continued Medical Benefits(3) ($)	Number of Outstanding LTIP Unit Awards That Vest(4) (#)	Total Value of Outstanding LTIP Unit Awards That Vest(4) ($)	Total ($)
Name and Termination Scenario

Tamara D. Fischer
- Death or Disability	$12,500	$245,560	$18,672	69,600	$2,638,536	$2,915,268
- Without Cause or for Good Reason(5)	912,500	2,345,560	18,672	85,983	3,259,616	6,536,348
- Cause or Resignation(5)	12,500	245,560	—	—	—	258,060

David G. Cramer
- Death or Disability	28,125	491,150	—	134,897	5,113,945	5,633,220
- Without Cause or for Good Reason(5)	2,053,125	2,891,150	—	168,563	6,390,223	11,334,498
- Cause or Resignation(5)	28,125	491,150	—	—	—	519,275

Brandon S. Togashi
- Death or Disability	20,625	303,881	18,672	61,720	2,339,805	2,682,983
- Without Cause or for Good Reason(5)	1,010,625	1,293,881	18,672	78,640	2,981,242	5,304,420
- Cause or Resignation(5)	20,625	303,881	—	—	—	324,506

William S. Cowan, Jr.
- Death or Disability	22,334	369,288	13,980	82,728	3,136,218	3,541,820
- Without Cause or for Good Reason(5)	558,359	905,313	13,980	123,464	4,680,520	6,158,172
- Cause or Resignation(5)	22,334	369,288	—	—	—	391,622

Tiffany S. Kenyon
- Death or Disability	14,271	107,433	13,980	26,146	991,195	1,126,879
- Without Cause or for Good Reason(5)	356,771	282,433	13,980	33,247	1,260,394	1,913,578
- Cause or Resignation(5)	14,271	107,433	—	—	—	121,704

(1)We pay base salary to each of our NEOs in equal installments twice each month. Accordingly, accrued and unpaid base salary, which is reflected under each termination scenario above for each of our NEOs as of December 31, 2024 is equal to 1/24th of each NEO's base salary as set forth above in the Summary Compensation Table. The line item "Without Cause or for Good Reason" also includes an amount equal to the NEO's then-current annual base salary multiplied by three for each of Ms. Fischer and Mr. Cramer, by two for Mr. Togashi, and by one for each of Mr. Cowan and Ms. Kenyon.
(2)On February 12, 2025, our CNCG Committee determined the bonus awards payable to each of our NEOs in respect of 2024 performance. Such amounts are also disclosed above in the Summary Compensation Table in "–Summary Compensation and Other Tables." The line item "Without Cause or for Good Reason" also includes an amount equal to (i) the greater of the target amount of such bonus as set forth in the 2024 Grants of Plan-Based Awards Table above or the average annual bonus awarded over the prior two years, multiplied by three for each of Ms. Fischer and Mr. Cramer, by two for Mr. Togashi, and by one for each of Mr. Cowan and Ms. Kenyon, plus (ii) the NEO's then-current accrued, but unpaid bonus, as set forth for each of our NEOs under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above in "–Summary Compensation and Other Tables."
(3)Represents the cost of medical benefits for each NEO and/or eligible family members at the same annual level as in effect immediately preceding December 31, 2024, for a two year period for each of Ms. Fischer, Mr. Cramer and Mr. Togashi and for a one year period for each of Mr. Cowan and Ms. Kenyon.
(4)Reflects the time-based and performance-based unvested LTIP units that would vest on December 31, 2024, as further described under the Outstanding Equity Awards at Fiscal Year End Table above. Our time-based LTIP units vest annually, subject to continued employment, except in the case of the time-based LTIP units awarded on December 2, 2024 which cliff vest on December 2, 2026, subject to continued employment. For each of our NEOs, the line item "Death or Disability" reflects a prorated amount of such time-based LTIP units based on the portion of the service period under the LTIP unit awards that had elapsed on December 31, 2024, such that each NEO would only receive the actual number of time-based LTIP units for the portion of the year or vesting period prior to termination in the case of death or disability. As such, the line item "Death or Disability" reflects (i) a prorated portion of the actual time-based awards that vested for each NEO on January 1, 2025; a prorated portion of the actual time-based awards that would vest for Ms. Fischer, Mr. Cramer, Mr. Togashi, Mr. Cowan, and Ms. Kenyon on December 2, 2026 based on 29 days of employment over 730 days; in the case of Mr. Cowan and Ms. Kenyon, a prorated portion of the actual time-based awards that would vest on June 10, 2025 based on 204 days of employment; and in the case of Ms. Kenyon, a prorated portion of the actual time-based awards that would vest on March 1, 2025 based on 305 days of employment, (ii) the actual performance-based awards that vested for each NEO on January 1, 2025, if any, and (iii) the maximum amount of LTIP units that can vest on December 2, 2025 contingent upon the achievement of performance criteria during the period between December 2, 2024 and

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	52

December 2, 2025, the maximum amount of LTIP units that can vest on January 1, 2026 contingent upon the achievement of performance criteria during the period between January 1, 2023 and December 31, 2025, and the maximum amount of LTIP units that can vest on January 1, 2027 contingent upon the achievement of performance criteria during the period between January 1, 2024 and December 31, 2026, without proration, in each case as if such death or disability had not occurred. The line item "Without Cause or for Good Reason" reflects the vesting of all outstanding time-based and performance-based LTIP unit awards. For additional information, see "–Compensation Discussion and Analysis–Pay Elements–Equity-Based Pay–Long-Term Equity Incentive Compensation" above.
(5)The definition of "Good Reason" includes our delivery of a notice of non-renewal to the NEO, but does not include the NEO's delivery of a notice of non-renewal to us. Following a change in control (as defined in the 2024 Plan), any change in job title or diminution of roles, reporting lines or responsibilities and any reduction in the NEO's annual salary or annual bonus potential would be expected to constitute a Good Reason; provided that in the case of a "good reason" following a change of control for each of our NEOs other than Mr. Togashi, such "good reason" occurs within twenty-four (24) months following the change in control. See "—Severance and Change in Control Arrangements—Change In Control" above.
PAY RATIO
Pursuant to SEC rules, we are disclosing the ratio of the annual total compensation of our CEO, Mr. Cramer, to that of our median employee.
To identify our median employee:
•We included all of our employees in the analysis (other than Mr. Cramer), including full-time, part-time and seasonal employees, who were employed by us on December 31, 2024.
•We reviewed the 2024 total W-2 compensation for all of our employees, subject to certain adjustments as described below.
•Due to the changes in the number of our employees as a result of our acquisitions, dispositions and the internalization of our PRO structure effective July 1, 2024, as well as the rate of turnover in store employee positions that is customary for the industry, we approximated W-2 wages for our employees who were employed by us for less than a full year by annualizing the compensation of those full-time and part-time employees. The annualized compensation of hourly employees was calculated based upon a 2,080 hour year for full-time employees and a 1,040 hour year for part-time employees.
•We did not make any other assumptions, adjustments or estimates with respect to total W-2 compensation and did not apply any cost of living adjustments.
To determine Mr. Cramer's annual compensation, we utilized the total compensation for 2024 as shown above in the Summary Compensation Table in "–Summary Compensation and Other Tables".
Our median employee for 2024 is one of our on-site store employees, who is paid on an hourly basis, and the pay ratio for 2024 is set forth below.

Median of the annual total compensation of our employees (other than Mr. Cramer)	$36,443
Annual total compensation for Mr. Cramer	$4,799,956
Our chief executive officer to median employee pay ratio	132 to 1

PAY VERSUS PERFORMANCE
Set forth below is a table setting forth the relationship between compensation actually paid to our NEOs, as determined pursuant to SEC rules, and the Company's financial performance during each of the years ended December 31, 2020, 2021, 2022, 2023, and 2024. Compensation actually paid as set forth below does not

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	53

necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, "compensation actually paid" is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). Our NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. In addition, no adjustments were made for equity awards that were granted and vested in the same year, as no equity awards vested in the year of grant.

Year	Annual Total Compensation in Summary Compensation Table for PEO - Ms. Fischer(1)	Compensation Actually Paid to PEO - Ms. Fischer(1)(2)	Annual Total Compensation in Summary Compensation Table for PEO - Mr. Cramer(1)	Compensation Actually Paid to PEO - Mr. Cramer(1)(2)	Average Total Compensation in Summary Compensation Table for all other NEOs(3)	Average Compensation Actually Paid to all other NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (in thousands)	Core FFO per Share ($)
							TSR ($)	Peer Group TSR(4) ($)
2024	$—	$—	$4,799,956	$3,855,853	$2,262,171	$1,810,558	$142	$118	$183,270	$2.44
2023	1,569,866	2,084,658	2,718,619	3,379,441	1,668,256	1,972,260	195	144	236,988	2.69
2022	4,072,342	(1,339,137)	—	—	1,814,895	(292,349)	121	101	183,765	2.81
2021	3,175,600	8,792,514	—	—	1,485,900	3,904,865	221	134	146,935	2.26
2020	2,779,857	3,518,875	—	—	1,344,220	1,723,108	112	95	79,478	1.71
(1)     Tamara D. Fischer served as our principal executive officer ("PEO") during 2020, 2021, 2022 and from January 1, 2023 to March 31, 2023. Mr. Cramer has served as our PEO since April 1, 2023.
(2)    Calculated for 2020 through 2024 as set forth below. Fair value as referenced below is determined in accordance with ASC Topic 718 and, for performance-based awards, takes into account the probable outcome of the performance conditions as of the measurement date. For 2020 through 2023, the compensation actually paid to our PEO and Other NEOs has been modified with respect to performance-based awards to reflect the target level (instead of the maximum level) of those awards in order to better reflect the fair value of those awards as of the measurement date. For 2023, the compensation actually paid to our PEO and Other NEOs has been further modified to reflect the adjustment to the allocation of performance-based LTIP units between the MSCI Component and the Storage Peer Component that was set forth in the December 2023 amendments to the LTIP unit awards granted for the performance periods ending December 31, 2024 and December 31, 2025. For more information regarding those amendments, please see our Current Report on Form 8-K filed with the SEC on January 4, 2024.

	2024
	PEO - Mr. Cramer	Other NEOs Average(3)
Annual Total Compensation for covered fiscal year in Summary Compensation Table	$4,799,956	$2,262,171
Deduct grant date fair value of equity awards granted during the covered year-end	(3,620,006)	(1,576,899)
Year-end fair value of awards granted in the covered year that were outstanding and unvested as of the covered year-end	3,016,290	1,321,008
Year-over-year change in fair value of awards granted in prior years that are outstanding and unvested as of the covered year-end	(479,191)	(284,872)
Vesting date fair value of equity awards granted and vested in the covered year	—	—
Year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	—	(1,375)
Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—
Dollar value of dividends/earnings paid on equity awards in the covered year	138,804	90,525
Excess fair value for equity award modifications	—	—
Compensation Actually Paid	$3,855,853	$1,810,558

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	54

	2023
	PEO - Ms. Fischer	PEO - Mr. Cramer	Other NEOs Average(3)
Annual Total Compensation for covered fiscal year in Summary Compensation Table	$1,569,866	$2,718,619	$1,668,256
Deduct grant date fair value of equity awards granted during the covered year-end	(900,000)	(1,700,000)	(1,025,000)
Year-end fair value of awards granted in the covered year that were outstanding and unvested as of the covered year-end	1,195,511	2,258,084	1,261,519
Year-over-year change in fair value of awards granted in prior years that are outstanding and unvested as of the covered year-end	50,172	20,190	11,122
Vesting date fair value of equity awards granted and vested in the covered year	—	—	—
Year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	—	—	4,715
Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—	—
Dollar value of dividends/earnings paid on equity awards in the covered year	169,109	82,548	51,648
Excess fair value for equity award modifications	—	—	—
Compensation Actually Paid	$2,084,658	$3,379,441	$1,972,260

	2022		2021		2020
	PEO	Other NEOs Average(3)	PEO	Other NEOs Average(3)	PEO	Other NEOs Average(3)
Annual Total Compensation for covered fiscal year in Summary Compensation Table	$4,072,342	$1,814,895	$3,175,600	$1,485,900	$2,779,857	$1,344,220
Deduct grant date fair value of equity awards granted during the covered year-end	(2,200,000)	(700,000)	(1,640,000)	(600,000)	(1,440,000)	(586,667)
Year-end fair value of awards granted in the covered year that were outstanding and unvested as of the covered year-end	777,127	254,876	3,713,064	1,358,563	1,777,195	744,398
Year-over-year change in fair value of awards granted in prior years that are outstanding and unvested as of the covered year-end	(4,213,234)	(1,760,836)	3,406,516	1,597,746	275,654	137,285
Vesting date fair value of equity awards granted and vested in the covered year	—	—	—	—	—	—
Year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	—	—	—	—	—	—
Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—	—	—	—	—
Dollar value of dividends/earnings paid on equity awards in the covered year	224,628	98,716	137,334	62,656	126,169	83,872
Excess fair value for equity award modifications	—	—	—	—	—	—
Compensation Actually Paid	$(1,339,137)	$(292,349)	$8,792,514	$3,904,865	$3,518,875	$1,723,108
(3)    For each of 2020, 2021 and 2022, the NEOs included in this calculation are as follows: Mr. Nordhagen, Mr. Cramer and Mr. Togashi; for 2023, the NEOs included in this calculation are as follows: Mr. Togashi, Mr. Cowan, and Ms. Kenyon; and for 2024, the NEOs included in this calculation are as follows: Ms. Fischer, Mr. Togashi, Mr. Cowan, and Ms. Kenyon (collectively, as applicable, the "Other NEOs").
(4)    The peer group utilized for the Peer Group TSR is the Nareit All Equity REIT Index.

Set forth below is a list of the three most important financial performance measures used to link executive compensation actually paid to our NEOs during 2024 to Company performance.
•Core FFO per share
•Same Store NOI

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	55

•the Company's TSR as compared to the MSCI US REIT Index and as compared to the Peer Group 3-Year Weighted Average TSR.
Set forth below are charts showing the following relationships for each of 2020, 2021, 2022, 2023 and 2024. For 2023, the compensation actually paid to our PEO shown below consists of 25% of Ms. Fischer's 2023 compensation actually paid and 75% of Mr. Cramer's 2023 compensation actually paid, to reflect the change in our PEO that occurred on April 1, 2023.
•The relationship between our PEO and Other NEO compensation actually paid as compared to the Company's cumulative TSR and the Nareit All Equity REIT Index cumulative TSR, in each case as shown in the above table.
•The relationship between our PEO and Other NEO compensation actually paid as compared to the Company's net income.
•The relationship between our PEO and Other NEO compensation actually paid as compared to the Company's Core FFO per share.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	56

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MATERIAL BENEFITS TO RELATED PARTIES

Internalization of our PRO Structure
In connection with the internalization of the PRO structure, on July 1, 2024, the Company entered into a contribution agreement with Optivest and its affiliates, Mr. Allan, and Mr. Van Mourick, pursuant to which the Company purchased certain of their assets, intellectual property and brand, and certain rights under their tenant insurance program in exchange for an aggregate of $8.2 million in cash and 548,944 OP units with a value of approximately $22.1 million, based on the closing price of our Common Shares as of the closing date. As a result of such transaction, Mr. Allan and an entity owned and controlled by Mr. Allan, on the one hand, and an entity owned and controlled by Mr. Van Mourick, on the other hand, each received 209,333 OP units with a value of approximately $8.4 million, based on the closing price of our Common Shares as of the closing date, and approximately $2.9 million in cash. In connection with this transaction, the Facilities Portfolio Management Agreement to which Optivest, Mr. Allan, and Mr. Van Mourick were parties with the Company, along with the asset management agreements and sales commission agreement to which Optivest was a party, were terminated. In connection with the PRO internalization, the Company entered into new asset management and sales commission agreements with Optivest for a portion of the transitionary period at newly negotiated management fees.

Mr. Allan was a party to an LTIP award agreement dated December 31, 2013, as amended, pursuant to which up to 156,300 LTIP units may vest upon the contribution of certain properties to the Company. Optivest was also a party to an LTIP award agreement dated December 31, 2013, as amended, pursuant to which up to 52,100 LTIP units may vest upon the contribution of certain properties to the Company. On July 1, 2024, in connection with the PRO internalization, the LTIP unit award agreements with Mr. Allan and Optivest were amended to extend the deadline by which properties may be contributed to the Company to December 31, 2024. None of the properties identified in the foregoing LTIP award agreements were contributed to the Company by December 31, 2024, and as a result the LTIP units under both agreements were forfeited.
In connection with the internalization of the PRO structure, on July 1, 2024, Mr. Nordhagen received 64,887 OP units with a value of approximately $2.6 million, based on the closing price of our Common Shares as of the closing date, as a result of a noncontrolling investment in one of the former PROs' affiliates.
See "–Former Facilities Portfolio, Sales Commission and Asset Management Agreements", "–Tenant Insurance-Related Arrangements", "–Transactions with Mr. Nordhagen", and "–Office Lease" below for certain additional transactions with Messrs. Nordhagen, Allan, and Van Mourick.
Transactions with Mr. Nordhagen
During the year ended December 31, 2024, the Company utilized a plane that was owned by an entity owned and controlled by Mr. Nordhagen on a non-exclusive basis. In consideration for the utilization of such plane on a non-exclusive basis, during the year ended December 31, 2024, the Company paid $70,200 to the entity owned and controlled by Mr. Nordhagen.
See "–Internalization of our PRO Structure" and "–Office Lease" for additional transactions with Mr. Nordhagen.
Office Lease
During the year ended December 31, 2024, the Company leased office space from an entity controlled by Mr. Nordhagen and in which Messrs. Nordhagen and Cramer shared an ownership interest. The aggregate amount of

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	58

rent paid by the Company under the office lease for the year ended December 31, 2024 was $97,380, of which Mr. Nordhagen's interest was approximately $55,380 and Mr. Cramer's interest was approximately $25,329.
Registration Rights Agreements
Concurrent with the IPO, we entered into a registration rights agreement with certain holders of our Common Shares (including Common Shares issuable upon redemption of OP units). In connection with the internalization of SecurCare and the acquisition of DLAN in March 2020, we granted registration rights to the shareholders of SecurCare and DLAN.
Former Facilities Portfolio, Sales Commission and Asset Management Agreements
Prior to the internalization of the PRO structure, each self storage property that was contributed to our operating partnership or one of its subsidiaries by a former PRO continued to be managed by the former PRO that contributed the property, including those in which Mr. Van Mourick and Mr. Allan had an interest. The former PROs also managed other properties acquired by our operating partnership from time to time, in which event those properties also became part of such former PROs' managed portfolios, or upon our request, a former PRO on occasion managed one or more of our stores that were not part of such former PRO's managed portfolio. Each former PRO entered into a facilities portfolio management and sales commission agreement with our Company with respect to its managed portfolio together with asset management agreements for each property in its managed portfolio and, if applicable, for stores managed on our behalf that were not part of its managed portfolio. Each of Mr. Allan and Mr. Van Mourick was a party to a facilities portfolio management and sales commission agreement and various asset management agreements or controlled or was an investor in an entity that controlled a party to such agreements. The asset management agreements included payments of supervisory and administrative fees and expense reimbursements to Optivest. Following the internalization of the PRO structure, we entered into new asset management and sales commission agreements with certain of the former PROs, including Optivest, for a portion of the transitionary period at newly negotiated management fees For the year ended December 31, 2024, supervisory and administrative fees of $3.3 million were paid to Optivest. Of these supervisory and administrative fees paid to Optivest, Mr. Allan's and Mr. Van Mourick’s interest was approximately $1.2 million and $1.2 million, respectively, excluding each of their respective shares of any costs associated with such fees. For the year ended December 31, 2024, expense reimbursements of $4.9 million were paid to Optivest. Such expense reimbursements between the Company, as property owner, and each former PRO, as property manager, are considered customary and did not result in any profit for the former PRO. Of these expense reimbursements, each of Mr. Allan's and Mr. Van Mourick's interest was approximately $1.7 million and $1.7 million, respectively, excluding each of their respective shares of any costs associated with such reimbursements.

Tenant Insurance-Related Arrangements
We have and, prior to the internalization of our PRO structure, certain of our former PROs had, various arrangements with regulated insurance companies to enable us to assist our tenants in obtaining insurance or tenant protection plans in association with storage rentals. Prior to the internalization of our PRO structure, these insurance companies typically paid some of our former PROs access fees to help them procure business at our properties, and we received a portion of such fees which were recognized as revenue at our properties. For the year ended December 31, 2024, tenant insurance-related and tenant protection plan-related access fees of $1.1 million were paid to an affiliate of Optivest. Of these tenant insurance-related and tenant protection plan-related access fees paid to the affiliate of Optivest, each of Mr. Allan's and Mr. Van Mourick’s interest was approximately $0.3 million and $0.3 million, respectively, excluding each of their respective shares of any costs associated with such fees. Each former PRO that arranged tenant insurance and/or tenant protection plans for tenants at the properties they managed maintained its own insurance or protection program, and in some cases our former PROs or their affiliates had an ownership interest in the regulated insurance company that provided insurance coverage to our tenants at certain of the properties that they managed. As such, these former PROs or their affiliates may have benefited from our success in improving tenant insurance penetration through both improved property performance and improved performance of the respective insurance companies in which they had an ownership stake. For more information on the internalization of our PRO structure, see "–Internalization of our PRO Structure".

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	59

RELATED TRANSACTIONS POLICY
In our code of business conduct and ethics, we have a conflicts of interest policy that prohibits our trustees, officers and employees from engaging in any transaction that involves an actual or potential conflict of interest with us unless approved by a majority of our disinterested independent trustees. Exceptions may be made only after review and approval of specific or general categories by our Board (in the case of executive officers or trustees) and our compliance officer (in the case of employees who are not executive officers and trustees).

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	60

OUR SHAREHOLDERS

SHAREHOLDER OWNERSHIP INFORMATION

Except as otherwise indicated, the following table sets forth information as of March 14, 2025 regarding the beneficial ownership of Common Shares, which includes OP units and vested LTIP units in our operating partnership and OP units in our DownREIT partnerships, as if each unit were redeemed for one Common Share, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Shares, (ii) our NEOs and other executive officers, (iii) our trustees and trustee nominees, and (iv) all of our trustees, trustee nominees, NEOs and other executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights.

	Common Shares Beneficially Owned
Name(1)	Number(2)		Percent(3)
NEOs, Other Executive Officers, Trustees and Trustee Nominees:
Tamara D. Fischer	482,117	(4)	*
Arlen D. Nordhagen	6,488,498	(5)	8.2%
David G. Cramer	2,198,046	(6)	2.9%
Brandon S. Togashi	94,487	(7)	*
William S. Cowan, Jr.	7,179	(8)	*
Tiffany S. Kenyon	31,396	(9)	*
Warren W. Allan	1,294,068	(10)	1.7%
Lisa R. Cohn	4,493	(11)	*
Paul W. Hylbert, Jr.	71,890	(12)	*
Chad L. Meisinger	165,256	(13)	*
Steven G. Osgood	136,058	(14)	*
Dominic M. Palazzo	52,069	(15)	*
Michael J. Schall	10,757	(16)	*
Rebecca L. Steinfort	32,535	(17)	*
Charles F. Wu	17,219	(18)	*
All trustees, trustee nominees, NEOs and other executive officers as a group (15 persons)	11,086,068		13.7%
5% or Greater Beneficial Owners
BlackRock, Inc.	9,030,972	(19)	10.9%
The Vanguard Group	11,086,119	(20)	13.3%
Kevin M. Howard	7,779,428	(21)	8.6%
Wasatch Advisors LP	6,172,782	(22)	8.1%

*    Represents beneficial ownership of less than 1%.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	61

(1)    The address for each of the trustees, trustee nominees and officers named above is 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.
(2)    A person is deemed to be the beneficial owner of any Common Shares, OP units, DownREIT OP units or vested LTIP units in our operating partnership if that person has or shares voting power or investment power with respect to those Common Shares, OP units, DownREIT OP units or vested LTIP units or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, "voting power" is the power to vote or direct the voting of shares or units and "investment power" is the power to dispose or direct the disposition of shares or units. The numerator in the column "Common Shares Beneficially Owned" includes each beneficial owner's Common Shares, OP units, DownREIT OP units and vested LTIP units and excludes each beneficial owner's unvested LTIP units and units in our DownREIT partnerships, except those units that are convertible into or exchangeable for Common Shares at any time within 60 days of the date of the table.
(3)    With respect to our NEOs, other executive officers, trustees, and trustee nominees, the denominator in the table is based on a total of 76,445,966 Common Shares outstanding as of March 14, 2025 (which includes restricted Common Shares), plus each person's OP units and vested LTIP units and, to the extent that the applicable lockup period has expired, OP units in our DownREIT partnerships, assuming that such person's OP units, DownREIT OP units and vested LTIP units have been converted or exchanged on a one-for-one basis into Common Shares, and none of the OP units, vested LTIP units, or DownREIT OP units held by other persons or entities are converted or exchanged for Common Shares.
(4)    This amount includes 18,000 Common Shares, 448,506 OP units and 15,611 vested LTIP units and excludes 110,887 unvested LTIP units. In addition, Ms. Fischer has or shares voting and investment power over 1,500 Series A Preferred Shares.
(5)    This amount includes 3,958,130 Common Shares for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through his spouse or entities he controls, which includes 145,504 Common Shares for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through the Nord Foundation, which is a nonprofit tax-exempt organization under section 501(c)(3) of the internal revenue code for which Mr. Nordhagen does not have a pecuniary interest, 2,062,545 OP units for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through entities he controls, 463,261 DownREIT OP units for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through his spouse or entities he controls and 4,562 vested LTIP units, and excludes 25,588 unvested LTIP units. Mr. Nordhagen or entities he controls have pledged 600,000 Common Shares and 1,469,012 OP units to one or more banks or financial institutions as security for one or more loans. Mr. Nordhagen disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein. In addition, Mr. Nordhagen has or shares voting and investment power directly or indirectly through his spouse or entities he controls with respect to 24,066 Series A Preferred Shares, plus an additional 8,689 Series A Preferred Shares held by the Nord Foundation.
(6)    This amount includes 1,912,204 Common Shares for which Mr. Cramer has or shares voting and investment power directly or indirectly through his spouse or entities he controls, 275,942 OP units that he owns directly and 9,900 vested LTIP units. This amount excludes 239,772 unvested LTIP units. Mr. Cramer has pledged 605,000 Common Shares to one or more banks or financial institutions as security for one or more loans. Mr. Cramer disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein.
(7)    This amount includes 250 Common Shares, 88,195 OP units, and 6,042 vested LTIP units and excludes 108,120 unvested LTIP units.
(8)    This amount includes 7,179 vested LTIP units and excludes 163,143 unvested LTIP units.
(9)    This amount includes 30,294 OP units and 1,102 vested LTIP units and excludes 43,692 unvested LTIP units.
(10)    This amount includes 1,292,488 OP units for which Mr. Allan has or shares voting and investment power directly or indirectly through entities he controls, and 1,580 unvested LTIP units that are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding the Annual Meeting, so long as Mr. Allan remains a trustee. This amount excludes 1,170 unvested LTIP units that are scheduled to vest on August 15, 2026, so long as Mr. Allan remains a trustee. Mr. Allan or entities he controls has pledged 80,000 OP units to one or more banks or financial institutions as security for one or more loans. In addition, Mr. Allan has or shares voting and investment power directly or indirectly through entities he controls with respect to 4,490 Series A-1 preferred units in our operating partnership.
(11)    This amount includes 4,493 unvested LTIP units that are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding the Annual Meeting, so long as Ms. Cohn remains a trustee, and excludes 1,352 unvested LTIP units which are scheduled to vest on February 15, 2026, so long as Ms. Cohn remains a trustee.
(12)    This amount includes 16,350 Common Shares, 41,186 OP units, 9,464 vested LTIP units and 4,890 unvested LTIP units that are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding the Annual Meeting, so long as Mr. Hylbert remains a trustee.
(13)    This amount includes 114,155 Common Shares, 38,596 OP units, 8,012 vested LTIP units and 4,493 unvested LTIP units that are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding the Annual Meeting, so long as Mr. Meisinger remains a trustee.
(14)    This amount includes 122,081 OP units, 8,955 vested LTIP units and 5,022 unvested LTIP units that are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding the Annual Meeting, so long as Mr. Osgood remains a trustee.
(15)    This amount includes 39,584 OP units, 8,719 vested LTIP units and 3,766 unvested LTIP units that are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding the Annual Meeting, so long as Mr. Palazzo remains a trustee.
(16)    This amount includes 6,000 Common Shares and 4,757 unvested LTIP units that are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding the Annual Meeting, so long as Mr. Schall remains a trustee, and excludes 1,359 unvested LTIP units that are scheduled to vest on May 13, 2026, so long as Mr. Schall remains a trustee.
(17)    This amount includes 19,223 OP units, 8,422 vested LTIP units and 4,890 unvested LTIP units that are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding the Annual Meeting, so long as Ms. Steinfort remains a trustee.
(18)    This amount includes 4,714 OP units, 8,012 vested LTIP units, and 4,493 unvested LTIP units that are scheduled to vest on the earlier of May 16, 2025 and the calendar day immediately preceding the Annual Meeting, so long as Mr. Wu remains a trustee.
(19)    Based on information provided in a Schedule 13G/A filed on January 24, 2024, BlackRock, Inc. reported sole voting power with respect to 8,719,403 Common Shares and sole dispositive power with respect to 9,030,972 Common Shares. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. BlackRock Inc.'s address is 50 Hudson Yards, New York, NY 10001.
(20)    Based on information provided in a Schedule 13G/A filed on February 13, 2024, The Vanguard Group ("Vanguard") reported shared voting power with respect to 100,477 Common Shares, sole dispositive power with respect to 10,895,108 Common Shares and shared dispositive

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	62

power with respect to 191,011 Common Shares. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.
(21)    This amount includes 20,500 Common Shares held directly by Mr. Howard and 7,758,928 OP units for which Mr. Howard has or shares voting and investment power directly or indirectly through entities he controls. Mr. Howard disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein. In addition, Mr. Howard has or shares voting and investment power directly or indirectly through his spouse or entities he controls with respect to 11,147 Series A-1 preferred units in our operating partnership.
(22)    Based on information provided in a Schedule 13G/A filed on November 14, 2024, Wasatch Advisors LP reported sole voting power with respect to 6,172,782 Common Shares and sole dispositive power with respect to 6,172,782 Common Shares. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. Wasatch Advisors LP's address is 505 Wakara Way, Salt Lake City, UT 84108.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder intending to present a proposal at our 2026 annual meeting of shareholders (the "2026 Annual Meeting") and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, deliver the proposal in writing to us no later than November 28, 2025, which is 120 days prior to the one-year anniversary of the first distribution to shareholders of this proxy statement.

Our Bylaws currently provide that a shareholder intending to nominate a trustee or present a shareholder proposal of other business for consideration at the 2026 Annual Meeting, but not intending for such a nomination or proposal to be considered for inclusion in our proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must deliver a notification to us in writing no earlier than the 150th day and not later than 5:00 p.m., mountain time, on the 120th day prior to the first anniversary of the date that the proxy statement for the immediately preceding annual meeting of shareholders was first released to our shareholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the shareholder, to be timely, must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., mountain time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, assuming that the date of the 2026 Annual Meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 Annual Meeting, to timely submit a trustee candidate for nomination or propose other business for consideration at our 2026 Annual Meeting, shareholders must have delivered the nomination or proposal, in writing, by November 28, 2025, but in no event earlier than October 29, 2025. The written notice must set forth the information and include the materials required by our Bylaws. The advanced notice procedures set forth in our Bylaws do not affect the right of shareholders to request the inclusion of certain proposals in our proxy statement pursuant to SEC rules.
In addition to satisfying the notice requirements under our Bylaws, any shareholder who intends to solicit proxies in support of trustee nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company's shares entitled to vote on the election of trustees in support of trustee nominees other than the Company's nominees, at least 60 days before the anniversary of the prior year's annual meeting, which, for statements delivered with respect to the 2026 Annual Meeting, will be March 13, 2026 (assuming that the date of the 2026 Annual Meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 Annual Meeting). If our 2026 Annual Meeting is changed by more than 30 calendar days from the first anniversary of our 2025 Annual Meeting, shareholders must comply with the requirements of Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.
Any such nomination or proposal should be sent to our corporate secretary at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, and, to the extent applicable, must include the information and other materials required by our Bylaws.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	63

Our Board knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	64

OUR MEETING

GENERAL MEETING INFORMATION

We are providing this Proxy Statement on behalf of the Board to solicit your proxies for use at the Annual Meeting. Our Common Shares are listed on the NYSE under the symbol "NSA". This Proxy Statement, the Notice of Annual Meeting of Shareholders and the related proxy card are first being made available to shareholders on or about March 28, 2025.
VOTING INFORMATION
Meeting Date, Time and Location
The Annual Meeting will be held virtually on May 12, 2025, at 11:00 a.m., Mountain Daylight Time (MDT), or at any postponements or adjournments thereof. You will only be able to attend the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/NSA2025. The virtual meeting has been designed to provide the same rights to participate as you would have had at an in-person meeting.

During the Annual Meeting, you may ask questions and will be able to vote your shares electronically from your home or any remote location with Internet connectivity. We will allocate up to fifteen minutes to answer questions that we deem appropriate and that are pertinent to the Company and the business conducted at the Annual Meeting, and we intend to respond to as many such inquiries at the Annual Meeting as time allows. We request that each shareholder submit no more than two questions, and we may combine similar questions and answer them at once, so that we may have an opportunity to respond to as many questions as possible in the allotted time. If a shareholder has a question that is not appropriate for general discussion, you may contact our Investor Relations team at (720) 630-2600.
If you plan to attend the Annual Meeting via the live webcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m., MDT. Online check-in will begin at 10:45 a.m., MDT, and you should allow ample time for the online check-in procedures.
If you experience technical difficulties with connecting to the live webcast, please contact Broadridge by telephone at 1-844-986-0822 (toll-free in the U.S. and Canada) or at 1-303-562-9302 (for international participants).
Record Date
The record date is March 14, 2025.
Who Can Vote
Holders of our Common Shares as of the close of business on the record date are entitled to vote. For all matters submitted for a vote at the Annual Meeting, each Common Share is entitled to one vote. As of the close of business on March 14, 2025, we had 76,445,966 Common Shares that are issued, outstanding and entitled to vote at the Annual Meeting (including unvested restricted Common Shares).
Proxy Materials Provided Through Internet
We have provided access to our proxy materials over the Internet, and we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our common shareholders of record who are entitled to vote at the Annual Meeting. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly. It also lowers our costs of printing and delivering these materials and reduces the environmental impact of the Annual Meeting. The Notice and this Proxy Statement summarize the information you need to know to vote by proxy or electronically at the Annual Meeting.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	65

Shareholders of Record and Holders in "Street Name"
If you are a registered holder of Common Shares (i.e., you hold your shares directly in your name with our transfer agent) as of the close of business on the record date, the Notice was sent directly to you and you may vote your Common Shares electronically at the Annual Meeting or by proxy. If you hold Common Shares in "street name" through a brokerage firm, bank, broker-dealer or other intermediary (your "intermediary"), you are a beneficial owner, and the Notice was forwarded to you by your intermediary and you must follow the instructions provided by your intermediary regarding how to instruct the intermediary to vote your Common Shares. In the absence of specific instructions from you on how to vote your shares, your intermediary may not be able to vote your shares on certain matters.
Recommendations of our Board
Our Board recommends that you vote:

✓	FOR the Election of the Eleven Trustee Nominees Named in this Proxy Statement to Serve on our Board
✓	FOR the Ratification of KPMG as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025
✓	FOR the Advisory Approval of our Executive Compensation
Quorum Required
The presence at the Annual Meeting, via live webcast or by proxy, of holders of Common Shares entitled to cast a majority of all the votes entitled to be cast on any matter to be considered at the Annual Meeting or at any postponement or adjournment thereof shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present.
A broker non-vote occurs when an intermediary holding shares for a beneficial owner delivers a properly-executed proxy but does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.
Vote Required

If a quorum is present, then the affirmative vote required to approve the proposals described in this Proxy Statement are as follows:

Proposal	Vote Required
Election of a Trustee	A majority of votes cast for and against the election of such nominee(1)
Ratification of KPMG as our Independent Registered Public Accounting Firm for 2025	A majority of votes cast on the proposal
Non-Binding Vote to Approve Executive Compensation	A majority of votes cast on the proposal
(1)    For more information regarding the election of a trustee, please see "Our Board–How We Govern and Are Governed–Majority Vote and Trustee Resignation Policy" herein.
The vote on compensation is advisory and not binding on our Board. However, our Board and CNCG Committee value all shareholder feedback and will continue to consider the outcome of the vote in reviewing executive compensation each year.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	66

How Proxies will be Voted

Common Shares represented by properly submitted proxies received by us prior to or at the Annual Meeting will be voted according to the instructions specified on those proxies.

If you are a registered holder of Common Shares as of the close of business on the record date and have given a properly authorized proxy without specifying any voting instructions, and the proxy is not revoked prior to the Annual Meeting, then the Common Shares represented by such proxy will be voted:

•FOR the election of the eleven trustee nominees named in this Proxy Statement as trustees;
•FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•FOR the advisory approval of the compensation of our NEOs as described in this Proxy Statement.
    As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the Common Shares represented by properly submitted proxies in their discretion.

If you hold your Common Shares in "street name" through an intermediary, then under NYSE rules, your intermediary may vote your Common Shares without receiving instructions from you only with respect to the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025. All other matters that are to be voted upon at the Annual Meeting are considered to be "non-routine" matters. If you hold your shares in street name and do not give the intermediary specific voting instructions on the election of trustees or the advisory vote regarding the compensation of our NEOs, your shares will not be voted on those items, and a broker non-vote will occur. Broker non-votes and abstentions will have no effect on the voting results for any of the proposals.
How to Vote

You can vote in any of the following ways:

:
By Internet: To vote electronically, have your proxy card in hand when you access the website at www.proxyvote.com, and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in street name, follow the instructions provided by your intermediary. Voting instructions transmitted by Internet must be received by 11:59 P.M. Eastern Time on May 11, 2025.

(
By Phone: To vote by phone, use any touch-tone telephone to dial 1-800-690-6903. Have your proxy card in hand when you call and follow the instructions. If you hold your shares in street name, follow the instructions provided by your intermediary. Voting instructions transmitted by phone must be received by 11:59 P.M. Eastern Time on May 11, 2025.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	67

*
By Mail: To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o  Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you hold your shares in street name, follow the instructions provided by your intermediary. Your proxy card must be received by May 11, 2025.

!
In Person at the Annual Meeting via the Live Webcast: If you are a registered holder of Common Shares and attend the Annual Meeting via the live webcast, you may vote electronically at the Annual Meeting. You may also vote electronically at the Annual Meeting if you hold your Common Shares in street name by following the instructions provided by your intermediary. To vote electronically at the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials.

Even if you plan to attend the Annual Meeting via the live webcast, your plans may change, so we recommend you vote in advance of the meeting.
How to Revoke a Proxy

Any common shareholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering at or prior to the Annual Meeting a written notice of revocation to our corporate secretary at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, (ii) submitting a later-dated proxy or (iii) voting electronically at the Annual Meeting. Attending the Annual Meeting via the live webcast will not automatically revoke your previously submitted proxy unless you vote electronically at the Annual Meeting. If your shares are held in "street name" through an intermediary and you desire to change your vote, you should contact your intermediary for instructions on how to do so.

ANNUAL REPORT
This Proxy Statement is accompanied by our annual report to shareholders (our "Annual Report to Shareholders"), which includes our 2024 Form 10-K.

OTHER MATTERS

Our Board knows of no other business that may be properly presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by shareholders for consideration at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the Common Shares represented by properly submitted proxies in their discretion.

DELIVERY OF MATERIALS

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to our shareholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2024 Annual Report to Shareholders, by providing access to these documents on the Internet. Accordingly, on or about March 28, 2025, the Notice will be sent to our beneficial owners of shares (i.e., those who hold in street name through an intermediary). The Notice provides instructions for accessing our proxy materials on the Internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email. Please follow the instructions included in the Notice.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	68

The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a printed copy of the proxy materials; and (4) how to instruct us to send our future proxy materials to you. We believe electronic delivery allows us to provide our shareholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
In addition, certain shareholders of record will be sent, by mail, this Proxy Statement, the Notice of Annual Meeting of Shareholders and the related proxy card on or about April 4, 2025.
MULTIPLE COPIES OF OUR ANNUAL REPORT TO SHAREHOLDERS
The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely receive only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if you wish to receive a separate annual report or proxy statement in the future, or if you previously elected to receive separate annual reports or proxy statements but now wish to receive a single annual report or proxy statement in the future, you should contact your broker or send a request to us at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, telephone number (720) 630-2600, attention: Investor Relations. We will deliver, promptly upon written or oral request to our Investor Relations team, a separate copy of the 2024 Annual Report to Shareholders and this Proxy Statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.
CHANGING THE WAY YOU RECEIVE PROXY MATERIALS IN THE FUTURE
For future meetings, shareholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. If you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will receive a Notice in the mail. Opting to receive all future proxy materials online will save us the cost of printing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your Notice to sendmaterial@proxyvote.com, via the Internet at www.proxyvote.com, or by telephone at 1-800-579-1639. Your election will remain in effect until you change it.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	69

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily by mail but may also be made by our trustees, NEOs and employees by telephone, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our trustees, NEOs or employees for this solicitation. We will request intermediaries who hold Common Shares in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS AT NATIONAL STORAGE AFFILIATES TRUST, 8400 EAST PRENTICE AVENUE, 9TH FLOOR, GREENWOOD VILLAGE, CO 80111.

By Order of the Board of Trustees,

Tamara D. Fischer
Executive Chairperson

Arlen D. Nordhagen
Vice Chairperson

David G. Cramer
President, Chief Executive Officer and Trustee

Greenwood Village, Colorado
March 28, 2025

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	70

APPENDIX A - RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
CORE FFO

Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which we refer to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, we exclude distributions declared on preferred shares and preferred units. We no longer have any subordinated performance units or DownREIT subordinated performance units, as all subordinated performance units were converted to OP Units and all DownREIT subordinated performance units were converted to DownREIT OP Units as of July 1, 2024. However, prior to such date, distributions declared on subordinated performance units and DownREIT subordinated performance units represented our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, we excluded distributions declared on subordinated performance units and DownREIT subordinated performance units. We define Core FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries and adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.
The following table presents a reconciliation of earnings per share - diluted to FFO and Core FFO per share and unit for the periods presented:

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	71

	Year Ended December 31,
	2024	2023
Earnings per share - diluted	$1.18	$1.48
Impact of the difference in weighted average number of shares(1)	(0.46)	0.23
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(2)	0.55	—
Add real estate depreciation and amortization	1.49	1.73
Add (subtract) equity in losses (earnings) of unconsolidated real estate ventures	0.12	(0.06)
Add Company's share of FFO in unconsolidated real estate ventures	0.19	0.19
Subtract gain on sale of self storage properties	(0.50)	(0.52)
FFO attributable to subordinated performance unitholders	(0.17)	(0.38)
FFO per share and unit	2.40	2.67
Add acquisition costs	0.02	0.01
Add integration and executive severance costs	0.02	—
Add loss on early extinguishment of debt	—	0.01
Core FFO per share and unit	$2.44	$2.69

(1)
Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may have only been convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. All outstanding subordinated performance units and DownREIT subordinated performance units were converted into OP units on July 1, 2024, in connection with the internalization of the PRO structure. For additional information about the internalization of the PRO structure and conversion of subordinated performance units, DownREIT subordinated performance units and LTIP units into OP units, see Note 10 of our 2024 Form 10-K filed with the SEC on February 27, 2025. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(2)
Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(1).

NOI
Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:
•NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and
•We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income (loss). We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	72

The following table presents a reconciliation of net income (loss) to NOI and same store data for the periods presented (dollars in thousands):

	Year Ended December 31,
	2024	2023
Rental revenue
Same store portfolio	$667,808	$690,176
Non-same store portfolio	32,439	103,790
Total rental revenue	700,247	793,966
Other property-related revenue
Same store portfolio	25,740	25,120
Non-same store portfolio	1,622	4,566
Total other property-related revenue	27,362	29,686
Property operating expenses
Same store portfolio	199,496	192,288
Non-same store portfolio	12,356	36,698
Total property operating expenses	211,852	228,986
Net operating income
Same store portfolio	494,052	523,008
Non-same store portfolio	21,705	71,658
Total net operating income	515,757	594,666
Management fees and other revenue	42,726	34,411
General and administrative expenses	(57,606)	(59,281)
Depreciation and amortization	(189,855)	(221,993)
Other	(13,866)	(11,108)
Other (expense) income
Interest expense	(154,260)	(166,147)
Loss on early extinguishment of debt	(323)	(758)
Equity in (losses) earnings of unconsolidated real estate ventures	(16,075)	7,553
Acquisition and integration costs	(3,616)	(1,659)
Non-operating income (expense)	314	(1,016)
Gain on sale of self storage properties	63,841	63,910
Other expense, net	(110,119)	(98,117)
Income before income taxes	187,037	238,578
Income tax expense	(3,767)	(1,590)
Net income	$183,270	$236,988

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	73

EBITDA AND ADJUSTED EBITDA
We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. We define Adjusted EBITDA as EBITDA plus acquisition costs, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets and casualty-related expense, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and
•other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods presented (dollars in thousands):

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	74

	Year Ended December 31,
	2024	2023
Net income	$183,270	$236,988
Add:
Depreciation and amortization	189,855	221,993
Company's share of unconsolidated real estate venture depreciation and amortization	20,719	17,083
Interest expense	154,260	166,147
Income tax expense	3,767	1,590
Loss on early extinguishment of debt	323	758
EBITDA	552,194	644,559
Add (subtract):
Acquisition costs	1,602	1,659
Effect of hypothetical liquidation at book value (HLBV) accounting for unconsolidated 2024 Joint Venture(1)	19,511	—
Gain on sale of self storage properties	(63,841)	(63,910)
Integration and executive severance costs, excluding equity-based compensation	1,879	—
Casualty-related recoveries	—	(522)
Equity-based compensation expense	8,310	6,679
Adjusted EBITDA	$519,655	$588,465

(1)
Reflects the non-cash impact of applying HLBV to the 2024 Joint Venture, which allocates GAAP income (loss) on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	75

NATIONAL STORAGE AFFILIATES

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O NATIONAL STORAGE AFFILIATES TRUST
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NSA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63652-P26368 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL STORAGE AFFILIATES TRUST

The Board of Trustees recommends you vote FOR each nominee listed below:

	For	Against	Abstain
1a. Tamara D. Fischer	☐	☐	☐
1b. Arlen D. Nordhagen	☐	☐	☐
1c. David G. Cramer	☐	☐	☐
1d. Warren W. Allan	☐	☐	☐
1e. Lisa R. Cohn	☐	☐	☐
1f. Paul W. Hylbert, Jr.	☐	☐	☐
1g. Chad L. Meisinger	☐	☐	☐
1h. Steven G. Osgood	☐	☐	☐
1i. Dominic M. Palazzo	☐	☐	☐
1j. Michael J. Schall	☐	☐	☐
1k. Charles F. Wu	☐	☐	☐

The Board of Trustees recommends you vote FOR the following proposals:

	For	Against	Abstain
2. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. Shareholder advisory vote (non-binding) on the executive compensation of the Company's Named Executive Officers as more fully described in the Proxy Statement.	☐	☐	☐

NOTE: In its discretion, the proxy holder is authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or partner.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	76

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 12, 2025:
The 2024 Annual Report to Shareholders, Notice and Proxy Statement and the means to vote by Internet or telephone are available at www.proxyvote.com.

V63653-P26368

NATIONAL STORAGE AFFILIATES TRUST
8400 East Prentice Avenue, 9th Floor
Greenwood Village, CO 80111
This proxy is solicited by the Board of Trustees of National Storage Affiliates Trust

The undersigned shareholder of National Storage Affiliates Trust, a Maryland real estate investment trust (the "Company"), hereby appoints David G. Cramer and Brandon S. Togashi, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held on May 12, 2025, at 11:00 a.m., mountain daylight time, via live webcast at www.virtualshareholdermeeting.com/NSA2025, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned acknowledges receipt of the Notice of such Annual Meeting and accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy previously given with respect to the meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE CAST "FOR" THE ELECTION OF EACH OF THE TRUSTEE NOMINEES NAMED IN THE PROXY STATEMENT, "FOR" ITEM 2, "FOR" ITEM 3, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

NATIONAL STORAGE AFFILIATES 2025 PROXY STATEMENT	77